EXHIBIT 10.28

PRICEWATERHOUSECOOPERS PLACE

OFFICE LEASE

BETWEEN

ONTREA INC.

- AND -

ELECTRONIC ARTS (CANADA), INC.

OFFICE LEASE

THIS LEASE is dated as of the 7th day of October, 2002.

B E T W E E N:

ONTREA INC.
(“Landlord”)

- and -

ELECTRONIC ARTS (CANADA), INC.
(“Tenant”)

ARTICLE I — PREMISES — TERM AND USE

Section 1.01 Grant and Premises

In consideration of the performance by the Tenant of its obligations under this Lease, the Landlord leases the Premises to the Tenant for the Term and grants to the Tenant the Access Easement throughout the Term. The Premises will be located on the 17th, 18th , 19th and 20th floors of the Building and are shown cross-hatched in red on the floor plan attached as Schedule “B”. The Rentable Area of the Premises is approximately Fifty-One Thousand, Eight Hundred and Seventy-Eight (51,878) square feet. “Access Easement” means an easement in favour of the Tenant, its employees and invitees over those portions of the Complex necessary to enable the Tenant, its employees and invitees to gain access to the Premises and the Parking Facilities on a twenty-four (24) hour basis, seven (7) days a week (subject to compliance with the Landlord’s reasonable security requirements and except in the event of emergencies) which shall include those portions as designated by the Landlord from time to time, as available for common access and egress of occupants of the Building such as driveways, walkways, hallways, elevators and exits and entrances.

Section 1.02 Term

The Term of this Lease is ten (10) years from the Commencement Date to and including the date being ten (10) years thereafter (the “Expiry Date”).

Section 1.03 Construction of Premises

On the Possession Date the Tenant shall actively commence and thereafter diligently conduct and complete the Tenant’s Work within the Fixturing Period. The Tenant shall not be entitled to exclusive occupation of the Premises until the Landlord’s Work is completed. Subject to the foregoing, the Tenant shall be allowed to occupy and commence business in the Premises during the Fixturing Period provided that the Landlord and the Tenant are in receipt of all required permits as contemplated herein for its Leasehold Improvements, Trade Fixtures and its occupancy. The Tenant shall be subject to and shall comply with all the terms and conditions of this Lease during the Fixturing Period except that no Basic Rent or Additional Rent shall be payable by the Tenant prior to the Commencement Date. Without limiting the generality of the foregoing, the Tenant shall, subject to the payment of the Allowance, promptly upon being invoiced therefor, pay for all costs necessary to complete the Tenant’s Work.

The Landlord shall provide, at its cost, the following base building work described in Appendix “1” attached hereto (the “Base Building Standards”) prior to the Possession Date.

At the option of the Tenant, the Tenant shall be entitled either before or after the Possession Date, at the Tenant’s sole cost and expense, remove the suspended ceiling, insulation from HVAC ducts and lighting system within the Premises, as directed by the Tenant, to all applicable building code requirements, including redirecting the sprinkler heads if required. Any material so removed shall be the property of the Tenant to dispose with as it sees fit.

The Tenant shall be responsible for the installation and maintenance of its telephones, computers and special communications equipment.

The Tenant shall complete the Tenant’s Work in strict accordance with the plans and specifications for such work prepared by architects and engineers previously approved in writing by the Landlord. All Tenant’s Work shall be done in a good and workmanlike manner. The Tenant’s Work shall not be commenced until the requirements hereof have first been met and the Landlord’s written approval as required herein has been obtained. All of the provisions of Section 5.05 will be applicable to the initial Tenant’s Work. In addition to the foregoing: (a) the Tenant will be permitted to install one or more internal stairwells in the Premises, at the Tenant’s cost. Stairwells can be located in most areas of the floor plate, provided the opening in the floor plate is between beams. Final locations are also subject to the prior written approval of the Landlord. Subject to the limitations of the municipal fire building and fire codes and the prior written approval of the Landlord, the Tenant shall have the right to improve the common building stairwells which may include new paint, flooring and lights; and (b) subject to all applicable municipal fire and building codes, the Tenant shall have the right, at its sole cost and expense, to install skylights on the 20th floor ceiling. The exact number and locations will be mutually agreed upon between the Tenant and the Landlord. In connection with all of the foregoing, the Landlord will not unreasonably withhold or delay any of the required approvals.

The Landlord will contribute up to $0.10 (plus goods and services taxes) per square foot of Rentable Area of the Premises toward the cost of the Tenant’s space plan of the Premises and in this regard, the Landlord shall reimburse the Tenant for such amount forthwith upon obtaining satisfactory written evidence from the Tenant of the costs incurred in connection with the space plan.

The Tenant shall be responsible for the preparation of all space plan services with respect to any improvements to the Premises over and above the Landlord’s Work. The Tenant shall also submit to the Landlord working drawings of the proposed Tenant’s Leasehold Improvements, which drawings must be approved by the Landlord prior to the commencement of any such work, such approval not to be unreasonably delayed or withheld. For greater certainty, the Landlord shall respond to a Tenant’s request for approval as soon as reasonably possible and in any event within 5 Business Days.

It is the Tenant’s responsibility to secure all the necessary building permits and approvals required by the City of Vancouver for any Leasehold Improvements and/or Trade Fixtures. Such permits must be secured before any such work shall commence on the Premises. The Tenant shall also be responsible for making application for a certificate of occupancy as required by the City of Vancouver as it applies to the Premises and its Leasehold Improvements. The Landlord confirms that it has secured or will secure all necessary permits and approvals required to construct the Base Building Standards prior to completion of the same at its sole cost and expense.

The provisions (if any) of the Lease Proposal relating to construction of the Premises and delay in availability of the Premises for occupancy by the Tenant shall remain in effect and shall not merge upon the execution of this Lease. The Tenant shall abide by the provisions of this Lease and the tenant leasehold improvement manual supplied by the Landlord for any construction it proposes to do prior to or upon occupancy of the Premises, and any renovations to the Premises after it takes occupancy. The Tenant agrees to accept the Premises in their current “as is” condition, subject to any Landlord’s Work expressly set out in this Lease.

Provided the Tenant is Electronic Arts (Canada), Inc., or any Permitted Transferee, and is not in default under the terms of the Lease, the Landlord will pay the Tenant a leasehold improvement allowance of $57.00 per square foot of the Rentable Area of the Premises, plus all applicable goods and services taxes (the “Allowance”). Ninety percent (90%) of the Allowance will be paid to the approved contractor in instalments as agreed between the Landlord, the Tenant and the approved contractor, on submission of the contractor’s invoices duly certified as correct by the Tenant’s architect and that the specified work has been carried out.

The remaining ten percent (10%) of the Allowance will be paid forthwith after the expiry of the forty-five (45) day lien period, provided no liens have been registered in respect of the Tenant’s leasehold improvements. The Tenant acknowledges that the Allowance is to be applied towards the cost of construction of the Tenant’s leasehold improvements, including wiring. To the extent that the Allowance exceeds the cost of construction, such extra amount will be applied by the Landlord to the Net Rent and Operating Costs as the same become due and payable by the Tenant under this Lease. The Tenant agrees to provide invoices documenting the cost of construction.

The Landlord will complete the Landlord’s Work in a good and workmanlike manner. The Landlord will use its reasonable commercial efforts to enforce all construction warranties and guarantees in respect of the Landlord’s Work.

Section 1.04 Use and Conduct of Business

The Premises shall be used only for general office uses and the development of inter-active entertainment software and for no other purpose. The Tenant shall conduct its business in the Premises in a reputable and first class manner. The Tenant acknowledges and agrees that it is only one of many tenants in the Complex and that it shall conduct its business in the Premises in a manner consistent with the best interests of the Building and the Complex. If the Tenant is a corporation, the Tenant will be either incorporated or extra-provincially registered in the Province and will remain in good standing during the Term with the Registrar of Companies for the Province with respect to filing annual reports. If the Tenant is a partnership it will be formed or extra-provincially registered in the Province and will remain in good standing therein.

ARTICLE II — RENT

Section 2.01 Covenant to Pay

(a)	Except as otherwise expressly provided in this Lease, the Tenant shall pay Rent from the Commencement Date without prior demand and without any deduction, abatement, setoff or compensation. If the Commencement Date is not on the first day of a calendar month, or the period of time from the Commencement Date to the end of the first Fiscal Year during the Term, is less than 12 calendar months, or the period of time from the last Fiscal Year end during the Term to the end of the Term is less than 12 calendar months, then Rent for such month and such periods shall be pro-rated on a per diem basis, based upon a period of 365 days.

(b)	All Rent payable hereunder shall be paid by the Tenant to the Landlord, without prior demand therefor, at its address set out in Section 12.10 or at such other place as the Landlord may designate in writing from time to time.

Section 2.02 Net Rent

Except as otherwise expressly provided for in this Lease, the Tenant shall pay Net Rent in the sum per annum, payable in equal consecutive monthly installments in advance on the first day of each calendar month of the Term as follows:

Years 1 – 5:	$29.00 per square foot of Rentable Area of the Premises per annum; and
Years 6 – 10:	$31.00 per square foot of Rentable Area of the Premises per annum.

As soon as reasonably possible after completion of construction of the Premises, the Landlord shall measure the Rentable Area of the Premises and shall calculate the Rentable Area of the Premises and Rent shall be adjusted accordingly.

Section 2.03 Payment of Operating Costs

The Tenant shall pay to the Landlord the Tenant’s Proportionate Share of Operating Costs.

Section 2.04 Payment of Taxes

(a)	The Tenant shall pay when due all Tenant’s Taxes If the Tenant’s Taxes is payable by the Landlord only to a relevant taxing authority, the Tenant shall pay the amount thereof to the Landlord or as it directs. If no separate tax bills for Tenant’s Taxes are issued with respect to the Tenant or the Premises, the Landlord may allocate Tenant’s Taxes charged, assessed or levied against the Building or the Lands to the Tenant on the basis of the Tenant’s Proportionate Share. If Tenant’s Taxes are eliminated by the Province or the city in which the Building is located, and Taxes are increased the Tenant will pay an equitable share of Taxes attributable to the Premises to the extent that Taxes attributable to the Premises are increased as a consequence of the elimination of Tenant’s Taxes. The Tenant shall indemnify and keep indemnified the Landlord from and against payment for all losses, costs, charges and expenses occasioned by or arising from any and all Tenant’s Taxes, and any such losses, costs, charges and expenses suffered by the Landlord may be collected by the Landlord as Rent with all rights of distress and otherwise as reserved to the Landlord in respect of Rent in arrears. The Tenant further covenants and agrees that upon request of the Landlord, the Tenant shall promptly deliver to the Landlord for inspection, receipts for payment of all Tenant’s Taxes which were due and payable up to 1 month prior to the request, and in any event will furnish to the Landlord if requested by the Landlord any evidence of payment satisfactory to the Landlord by a date being no later than thirty (30) days after the same have become payable in each year covering payments for the preceding year.

(b)	The Landlord shall have the right from time to time to reasonably allocate and re-allocate Taxes among the Building and other various components of the Complex (unless such portion of the Complex does not pertain to the Building, the Lands or any portion of the Parking Facilities). It is understood and agreed that Taxes may include an allocation to and within the Building of property taxes and any other amounts referred to above which are levied, rated, charged or assessed against or upon the Complex generally or those portions which the Landlord determines are not exclusive to the Building but which serve or benefit the Building and the tenants thereof together with any other component or components of the Complex and the tenants or invitees thereof.

(c)	Subject to Section 2.05 hereof, the Tenant shall promptly pay to the Landlord or the relevant taxing authority, as the Landlord may direct, not later than the due date thereof, its Proportionate Share of the Taxes allocated to the Total Rentable Area of the Building by the Landlord.

(d)	If the Landlord obtains a written statement from the assessment or taxing authorities indicating that as a result of any construction or installation of improvements in the Premises, or any act or election of the Tenant, the estimated monthly Taxes payable by the Tenant under Section 2.05(a) do not accurately reflect the Tenant’s proper share of Taxes for the calendar year, the Landlord may require the Tenant to pay such greater or lesser monthly amount as is determined by the Landlord, acting reasonably.

(e)	The Landlord may: contest any Taxes and appeal any assessments with respect thereto; withdraw any such contest or appeal; and agree with the taxing authorities on any settlement or compromise with respect to Taxes. The Tenant will co-operate with the Landlord in respect of any such contest or appeal and will provide the Landlord with all relevant information, documents and consents required by the Landlord in connection with any such contest or appeal. The Tenant will not contest any Taxes or appeal any assessments related thereto without the Landlord’s prior written consent, which consent will not be unreasonably withheld or delayed.

(f)	The Tenant shall promptly deliver to the Landlord on request, copies of assessment notices, tax bills and other documents received by the Tenant relating to Taxes and Tenant’s Taxes and receipts for payment of Taxes and Tenant’s Taxes payable by the Tenant.

(g)	Notwithstanding any other provisions of this Lease to the contrary, the Tenant shall pay, without duplication, to the Landlord or to the appropriate taxing authority if required by the Landlord, as and when required by law, all Other Taxes not required to be paid by the Tenant directly to the taxing authority (except to the extent that the Landlord is entitled to a rebate or credit with respect thereto), it being the intention of the parties that the Landlord shall, without duplication, be fully reimbursed by the Tenant for any and all Other Taxes. The amount of Other Taxes so payable by the Tenant shall be calculated by the Landlord on the basis that the Building is the only property of the Landlord and that the only credits, set offs, exemptions or deductions available to the Landlord are those to which the Landlord is entitled to by virtue of the purchase of goods and services for the Building (but not by virtue of the purchase of the Building itself). The amounts payable by the Tenant hereunder as Other Taxes, shall be deemed not to be Rent, but the Landlord shall have all the same remedies for and rights of recovery of such amounts as it has for recovery of Rent.

Section 2.05 Payment of Estimated Taxes and Operating Costs

(a)	The amount of Taxes and Operating Costs may be reasonably estimated by the Landlord for such period as the Landlord reasonably determines from time to time, and the Tenant agrees to pay to the Landlord the amounts so estimated in equal instalments, in advance, on the first day of each month during such period, provided that in respect of the Taxes such period shall be a calendar year and the amount of Taxes so estimated shall be payable in twelve (12) equal monthly instalments in advance. Notwithstanding the foregoing, when bills for all or any portion of the amounts of Operating Costs so estimated are received, the Landlord may bill the Tenant for the Tenant’s Proportionate Share thereof after crediting against such amounts any monthly payments of estimated Taxes and Operating Costs previously made by the Tenant and the Tenant shall pay the Landlord the amounts so billed.

(b)	Within a reasonable time (not to exceed 180 days) after the end of the Fiscal Year for which such estimated payments have been made, the Landlord shall submit to the Tenant a statement showing the calculation of the Tenant’s share of Taxes and Operating Costs together with a report from the Landlord’s auditor as to the total amount of Operating Costs. If:

(i)	the amount the Tenant has paid is less than the amounts due, the Tenant shall pay such deficiency to the Landlord; or

(ii)	the amount paid by the Tenant is greater than the amounts due, the Landlord shall pay such excess to the Tenant.

The obligations contained in this Section 2.05(b) shall survive for a period of three (3) years (with respect to Operating Costs) and six (6) years (with respect to Taxes) after the expiration or earlier termination of the Term. Failure of the Landlord to render any statement of Taxes or Operating Costs shall not prejudice the Landlord’s right to render such statement thereafter or with respect to any other period. The rendering of any such statement shall also not affect the Landlord’s right to subsequently render an amended or corrected statement.

(c)	If the time or method of collection of Taxes by the municipal, provincial, parliamentary, or other authority shall become different from the time or method of collection of Taxes which exists at the date of the execution of this Lease, the Landlord shall have the right to change the time or method of the collection of the Tenant’s Proportionate Share of Taxes such that the Tenant’s Proportionate Share of Taxes for the calendar year shall be fully paid to the Landlord by such time or times as the Taxes are due and owing to the municipal, provincial, parliamentary or other authority.

(d)	Whenever any part or parts of the Operating Costs and/or Taxes are, in the reasonable opinion of the Landlord, attributable to certain premises or classes of premises in the Building, the Landlord may attribute such part or parts thereof to such premises or classes of premises respectively (the “Designated Premises”). If and whenever the Premises constitute all or a part of the Designated Premises with respect to any such part or parts of the Operating Costs and/or Taxes, the Tenant’s share (the “Share”) thereof shall be a fraction thereof, the numerator of which is the Rentable Area of the Premises or the part thereof within the Designated Premises and the denominator of which is the Rentable Area of the Designated Premises.

(e)	The Landlord may at any time and from time to time change the commencement and termination dates of any Fiscal Year, so long as the Tenant is not unduly prejudiced by any such change.

(f)	The Tenant’s Proportionate Share of the Operating Costs (but not Taxes) shall be capped at a maximum of $5.89 per square foot for 2003 Fiscal Year, and in 2004 Fiscal Year and 2005 Fiscal Year, any increase on account of such Tenant’s Proportionate Share of the Operating Costs (but not Taxes) shall be limited to a maximum of three (3%) percent cumulative compound increase from the previous year.

(g)	The Tenant shall have the right, at its option and at its own expense throughout the Term, to review and/or audit the Landlord’s year-end Taxes and Operating Cost statements, provided that the Tenant’s audit right in respect of any fiscal period must be exercised within six (6) months after receipt by the Tenant of the Landlord’s statement of Additional Rent for such fiscal period, the Tenant and its representatives must keep all information obtained strictly confidential unless required for court or arbitration purposes, and the Tenant must give the Landlord at least thirty (30) days’ written notice of its intention to conduct a review or audit. In the event of a dispute as to the amount of the Tenant’s Proportionate Share of Operating Costs or Taxes payable (which the Tenant shall inform the Landlord of in writing within twelve (12) months after the statement to which such Operating Costs and Taxes relate has been submitted), a report by the auditor of the Landlord shall be provided by the Landlord to the Tenant. If the Tenant fails to object to such report within thirty (30) days after the receipt thereof it will be deemed to have approved the report. If the Tenant objects to such report within thirty (30) days after the receipt thereof, the dispute shall be determined by a single arbitrator pursuant to the Commercial Arbitration Act of British Columbia.

Section 2.06 Additional Rent

Except as otherwise provided in this Lease, all Additional Rent shall be payable by the Tenant to the Landlord within 5 Business Days after written demand.

Section 2.07 Rent Past Due

All Rent past due shall bear interest from the date on which the same became due until the date of payment at 3% per annum in excess of the prime interest rate for commercial demand loans announced from time to time by any Canadian chartered bank designated by the Landlord. Such interest shall be calculated on a daily basis and compounded monthly from the time such amounts first become due and payable until such amounts and all interest thereon are paid in full by the Tenant to the Landlord.

Section 2.08 Utilities

(a)	The Tenant shall pay to the Landlord, or as the Landlord directs, all gas, electricity, water, steam and other utility charges applicable to the Premises on the basis of the Rentable Area of the Premises unless separately metered as contemplated in Section 2.08(c) below in which event such utility charges shall be based on the Tenant’s actual consumption. Charges for utilities shall be payable in advance on the first day of each month at a basic rate determined by the Landlord’s engineers. The Landlord, acting reasonably, shall be entitled to allocate to the Premises an additional charge, as determined by the Landlord’s engineer, for any supply of utilities to the Premises in excess of those covered by such basic charge. If any utility rates or related taxes or charges are increased or decreased during the Term, such charges shall be equitably adjusted by the Landlord, acting reasonably.

(b)	The Landlord shall have the exclusive right to replace bulbs, tubes and ballasts in the lighting system in the Premises, on either an individual or a group basis. The Tenant shall pay the cost of such replacement on the first day of each month or at the option of the Landlord upon demand.

Section 2.09 Adjustment of Areas

The exact Rentable Area of the Premises shall be subject to verification in writing by the Architect, at the Tenant’s expense, in accordance with the BOMA American National Standard ANSI Z65.1-1980 (Reaffirmed 1989) method of floor measurement for office buildings in Canada. The actual Rentable Area shall be adjusted to reflect the final area of the Premises as measured and all Rent shall be adjusted accordingly.

The Landlord may from time to time re-measure the Rentable Area of the Premises or re-calculate the Rentable Area of the Premises and may re-adjust the Net Rent and/or the Tenant’s Proportionate Share of Additional Rent accordingly. The effective date of any such re-adjustment shall:

(a)	in the case of an adjustment to the Rentable Area resulting from a change in the aggregate Rentable Area of all office premises on the floor on which the Premises are situated, the date on which such change occurred; and,

(b)	in the case of a correction to any measurement or calculation error, be the date as of which such error was introduced in the calculation of Rent.

Any necessary adjusting payment will be made by the party responsible for that payment forthwith upon the amount of the adjusting payment being determined.

Section 2.10 Net Lease

This Lease is a completely net lease to the Landlord, except as expressly herein set out. The Landlord is not responsible for any expenses or outlays of any nature arising from or relating to the Premises, or the use or occupancy thereof, or the contents thereof or the business carried on therein, except as expressly herein set out. The Tenant shall pay all charges, impositions and outlays of every nature and kind relating to the Premises, except as expressly herein set out.

Section 2.11 Deposit

     Intentionally Deleted

Section 2.12 Electronic Data Interchange

     Intentionally Deleted

ARTICLE III — CONTROL OF BUILDING

Section 3.01 Landlord’s Services

(a)	The Landlord shall provide climate control to the Premises during Normal Business Hours to maintain a temperature adequate for normal occupancy for office purposes and subject to the generation of an average amount of heat from illumination and business machines, except during the making of repairs, alterations or improvements, provided that the Landlord shall have no liability for failure to supply climate control service when stopped as aforesaid or when prevented from doing so by repairs, or causes beyond the Landlord’s reasonable control.

(b)	Upon prior notice from the Tenant (which, for greater certainty, may be same day notice), the Landlord shall operate the climate systems beyond the Normal Business Hours subject to the Tenant paying the incremental charge therefor at market rates as an additional service at the prevailing market hourly rate, which may be adjusted by the Landlord from time-to-time, provided, however, and notwithstanding the foregoing, the Landlord’s standard hourly rate shall be deemed to be in first Lease Year $10.50/hr per floor if applicable to the HVAC system being operated with respect to one floor only, and which amount shall decrease by $1.00 per hour for each additional floor of the Premises with respect to which such after hours HVAC is then being operated, and each year thereafter shall be increased by a maximum amount equal to the percentage increase in the CPI for such year. The Landlord shall provide to the Tenant throughout the Term (at the Tenant’s expense) with access to additional 24 hours auxiliary cooling capacity in accordance with the needs of the Tenant’s business provided the same may be satisfied by the capacity described in the Base Building Standards.

(c)	Subject to the Rules and Regulations, the Landlord shall provide elevator service, including freight elevator service, during Normal Business Hours for use by the Tenant in common with others, except when prevented by repairs. The Landlord will operate at least one passenger elevator for use by tenants at all times except in the case of fire or other emergencies.

(d)	The Landlord will provide cleaning services in the Building consistent with the standards of a first class office building (excluding interior glass areas and areas used exclusively for computer equipment) provided that the Tenant at the end of each business day shall provide access to the persons performing the janitor services and leave the Premises in a reasonably clean and tidy condition. The Tenant hereby agrees that the Landlord shall have no responsibility or liability whatsoever for any act or omission on the part of the person, persons, or corporation employed to perform the cleaning services, save and except in the case of the negligence of the Landlord.

(e)	Subject to Section 2.08, the Landlord shall make available to the Premises electricity for normal lighting and miscellaneous power requirements and, in normal quantities gas, water, and other public utilities generally made available to other tenants of the Building by the Landlord.

(f)	The Tenant shall not install any equipment or systems that will exceed, or overload the capacity or interfere with the normal operation of the heating, ventilating or air-conditioning or any other service or facility in the Building and agrees that if any equipment or systems installed by the Tenant requires additional heating, ventilating or air-conditioning equipment or any other service or facility, as determined by the Landlord acting reasonably, the same shall be installed at the Tenant’s expense. If installation of any equipment, fixture or system or the removal of any ceiling on or at the Premises by the Tenant necessitates rebalancing or readjustment of the heating, ventilating and air-conditioning system by the Landlord, the same will be performed by the Landlord at the Tenant’s sole expense. The Tenant shall not, without the Landlord’s prior written consent in each instance, which consent shall not be unreasonably withheld or delayed, connect any equipment, fixtures, systems or appliances (other than normal office electrical fixtures, computers, typewriters, word processors, small office machines and lamps) to the Building’s electric distribution system or make any alteration or addition to the electric system of the Premises.

Section 3.02 Alterations by Landlord

The Landlord may:

(a)	alter, add to, subtract from, construct improvements to, rearrange, on and construct additional facilities adjoining or near the Building and the Complex;

(b)	relocate the facilities and improvements comprising the Building (other than the Premises) or erected on the Lands,;

(c)	do such things on, or in the Lands or Complex as required to comply with any laws, by-laws, regulations, orders or directives affecting the Lands or any part of the Complex; and

(d)	do such other things on or in the Lands or Complex as the Landlord, acting reasonably and in the use of good business judgment determines to be advisable;

provided that notwithstanding anything contained in this Section, access to the Premises shall at all times be available from the elevator lobbies of the Building.

For greater certainty, the Landlord shall use its reasonable commercial efforts to exercise its rights under this section, to the extent possible in the circumstances, in such manner so as to minimize interference with the Tenant’s use and enjoyment of the Premises.

The Landlord shall, subject to the foregoing, not be in breach of its covenant for quiet enjoyment or liable for any loss, costs or damages, whether direct or indirect, incurred by the Tenant due to any of the foregoing, save and except in the case of negligence or wilful misconduct by the Landlord, and in no circumstances shall there be an abatement or reduction of Rent.

Section 3.03 Security

The Landlord acknowledges that security in respect of the Premises is a significant issue for the Tenant. In this regard, the Landlord agrees that the Tenant may at its option, hire its own cleaning and janitorial staff for the Premises. In such event, the Landlord covenants and agrees to ensure that the cleaning and janitorial staff for the Building will not have access to the Premises. If the Tenant exercises its right to have its own cleaning and janitorial staff, then the Tenant shall not be required to pay its Proportionate Share of the cleaning and janitorial costs incurred by the Landlord in respect of the Premises, and such costs will not be included in the calculation of “Operating Costs” hereunder.

The Landlord agrees that it will during the Term and any extension term co-operate fully with the Tenant in respect of the Tenant’s security issues and concerns both with respect to the Premises and the Building as a whole. In this regard, the Landlord and its employees, agents, servants, contractors and subcontractors shall not under any circumstances (other than in an emergency) enter the Premises without the proper written notice as herein required and, subject to the foregoing, without providing to the Tenant a reasonable opportunity to have a representative of the Tenant accompany the Landlord. The Tenant will provide the Landlord with the name and contact information for its representative prior to taking occupancy of the Premises.

ARTICLE IV — ACCESS AND ENTRY

Section 4.01 Right of Examination

The Landlord shall be entitled at all reasonable times, and after having given the Tenant at least twenty-four (24) hours prior written notice, (and at any time without prior notice in case of emergency but subject to the Landlord notifying the Tenant as soon as reasonably possible after such entry) to enter the Premises to examine them; to make such repairs, alterations or improvements in the Premises or the Building as the Landlord, acting reasonably, considers necessary or desirable, to have access to underfloor ducts and access panels to mechanical shafts; to check, calibrate, adjust and balance controls and other parts of the heating, air conditioning, ventilating and climate control systems; and for any other purpose necessary to enable the Landlord to perform its obligations or exercise its rights under this Lease or in the administration of the Building or other improvements on the Lands, provided always that in each instance the Landlord shall provide to the Tenant the reasonable opportunity to be accompanied by a representative of the Tenant. The Tenant shall not obstruct any pipes, conduits or mechanical or electrical equipment so as to prevent reasonable access thereto. The Landlord shall use its reasonable commercial efforts to exercise its rights under this Section, to the extent possible in the circumstances, in such manner so as to minimize interference with the Tenant’s use and enjoyment of the Premises.

If the Tenant is not present to open and permit an entry into the Premises at any time when for a proper reason an entry is necessary or permissible, after reasonable notice as herein provided has been given to the Tenant (subject to the right to enter in the case of an emergency without prior notice (but subject to the Landlord notifying the Tenant as soon as reasonably possible after such entry), the Landlord or its agents may enter by a master key or card, or may forcibly enter, without rendering the Landlord or its agents liable therefor and without affecting this Lease. Nothing in this Section shall be deemed to impose any obligation on the Landlord.

Section 4.02 Right to Show Premises

The Landlord and its agents have the right to enter the Premises at all reasonable times and on reasonable written notice during Normal Business Hours to show them to prospective purchasers, or Mortgagees or prospective Mortgagees, and, during the last six months of the Term (or the last six months of any renewal term if this Lease is renewed), to prospective tenants. The Tenant shall be provided the reasonable opportunity to have a representative of the Tenant in attendance during any such showing.

Section 4.03 Entry not Forfeiture

No entry into the Premises or anything done therein by the Landlord pursuant to a right granted by this Lease shall constitute a breach of any covenant for quiet enjoyment, or (except where expressed by the Landlord in writing) shall constitute a re-entry or forfeiture, or an actual or constructive eviction. The Tenant shall have no claim for injury, damages or loss suffered as a result of any such entry or thing, except in the case of negligence or wilful misconduct by the Landlord in the course of such entry, but the Landlord shall in no event be responsible for the acts or negligence of any Persons providing cleaning services in the Building.

ARTICLE V — MAINTENANCE, REPAIRS AND ALTERATIONS

Section 5.01 Maintenance By Landlord

(a)	The Landlord covenants to keep the following in good repair as a prudent owner of a first class office building:

(i)	the structure of the Building including exterior walls and roofs;

(ii)	the mechanical, electrical and other base building systems; and

(iii)	the entrance, lobbies, plazas, stairways, corridors, parking areas (including the Parking Facilities) and other facilities (including any other portion of the Complex applicable to the Building) from time to time provided for use in common by the Tenant and other tenants of the Building.

If such maintenance or repairs are required by law due to the business carried on by the Tenant, then the full cost of such maintenance and repairs plus the Overhead Charge shall be paid by the Tenant to the Landlord.

(b)	The Landlord shall not be responsible for any damages caused to the Tenant by reason of failure of any equipment or facilities serving the Building, save and except if such failure is due to the Landlord’s negligence or wilful misconduct and provided the Landlord diligently completes such repairs in a good and workmanlike manner, or delays in the performance of any work for which the Landlord is responsible under this Lease. The Landlord, acting reasonably, shall have the right to stop, interrupt or reduce any services, systems or utilities provided to, or serving the Building or Premises to perform repairs, alterations or maintenance or to comply with laws or regulations, or requirements of its insurers, or for causes beyond the Landlord’s reasonable control or as a result of the Landlord exercising its rights under Section 3.02. The Landlord shall not be in breach of its covenant for quiet enjoyment, provided the Landlord shall use its reasonable commercial efforts to exercise its rights under this section, to the extent possible in the circumstances, in such manner so as to minimize interference with the Tenant’s use and enjoyment of the premises, or liable for any loss, costs or damages, whether direct or indirect, incurred by the Tenant due to any of the foregoing, save and except in the case of the negligence of or wilful misconduct by the Landlord, and the Landlord shall use its reasonable commercial efforts to restore the services, utilities or systems so stopped, interrupted or reduced as soon as reasonably possible.

Section 5.02 Maintenance by Tenant; Compliance with Laws

(a)	The Tenant shall at its sole cost repair and maintain the Premises (exclusive of base building mechanical and electrical systems) all to a standard consistent with a first class office building, with the exception only of those repairs which are the obligation of the Landlord under this Lease, subject to Article VII. The Landlord may enter the Premises at all reasonable times, and after having given the Tenant at least twenty-four (24) hours prior written notice (and at any time in case of emergency but subject to the Landlord notifying the Tenant as soon as possible after such entry) and the reasonable opportunity to have a representative of the Tenant in attendance (other than in connection with any circumstance which constitutes an emergency), to view their condition and the Tenant shall maintain and keep the Premises in good and substantial repair according to notice in writing, reasonable wear and tear excepted, but failure to give notice shall not relieve the Tenant from any of its obligations. At the expiration or earlier termination of the Term, the Tenant shall surrender the Premises to the Landlord in as good condition and repair as the Tenant is required to maintain the Premises throughout the Term.

(b)	The Tenant shall, at its own expense, promptly comply with all laws, by-laws, government orders and with all reasonable requirements or directives of the Landlord’s insurers affecting the Premises or their use, repair or alteration.

(c)	The Tenant agrees that it shall at its cost be responsible to provide for the cleaning of all carpets (excluding daily vacuuming) and window coverings in the Premises by a professional cleaning service at reasonable intervals.

(d)	The Tenant shall not commit, or permit to be committed, waste upon the Premises, Building or any other part of the Complex or the fixtures and equipment thereof or any nuisance or other thing that may disturb the quiet enjoyment of any other tenant in the Complex, whether or not the nuisance arises out of the use of the Premises by the Tenant for a purpose permitted by this Lease.

Section 5.03 Use of Hazardous Substances

The Tenant shall not use the Premises or permit them to be used, to generate, utilize, manufacture, refine, treat, transport, store, handle, transfer, produce or process Hazardous Substances.

Section 5.04 Removal of Hazardous Substances

The Tenant shall, upon expiration or termination of this Lease or any renewal thereof, promptly remove all Hazardous Substances used or brought onto the Premises by the Tenant or those acting under its authority or control. For greater certainty, the foregoing obligation of the Tenant shall include, without limitation, the responsibility to remove any Hazardous Substances which have as a result of the operations of the Tenant, or any other person acting under its authority or control, become affixed to, permeated within or accumulated on or within the Building or other structures forming part of the Complex.

Section 5.05 Tenant’s Alterations

(a)	No Alterations shall be made to the Premises without the Landlord’s written approval, which approval shall not be unreasonably withheld or delayed. The Tenant shall submit to the Landlord details of the proposed work including 4 sets of detailed drawings and specifications prepared by qualified architects or engineers conforming to good engineering practice. All such Alterations shall be performed:

(i)	at the sole cost of the Tenant;

(ii)	by contractors and workmen approved by the Landlord, acting reasonably, whose labour affiliations are compatible with others employed by the Landlord and its contractors;

(iii)	in a good and workmanlike manner;

(iv)	strictly in accordance with drawings and specifications approved by the Landlord;

(v)	in accordance with all reasonable insurance requirements of the Landlord;

(vi)	subject to the reasonable regulation, supervision, control and inspection of the Landlord;

(vii)	subject to such indemnification against liens and expenses as the Landlord reasonably requires; and

(viii)	in accordance with all applicable laws, by-laws and government orders.

The Landlord’s reasonable cost incurred with respect to the Tenant’s Alterations including, without limitation, the cost of approving, supervising and inspecting all such work shall be paid by the Tenant.

(b)	If the Alterations would affect the structure of the Building or any of the electrical, plumbing, mechanical, heating, ventilating or air conditioning systems or other base building systems, such work shall at the option of the Landlord be performed by the Landlord at the Tenant’s cost. On completion of such work, the cost of the work (including the reasonable fees of any architectural and engineering consultants) plus the Overhead Charge shall be paid by the Tenant to the Landlord. Notwithstanding any other provision of this Lease, no repairs, replacements, alterations, additions, or improvements to the Premises by or on behalf of the Tenant shall be permitted which may weaken or endanger the structure or adversely affect the condition or operation of the Premises, the Building, or any portion thereof, or any other portion of the Complex or any mechanical or electrical system or facility thereof, or diminish the value thereof. The Tenant shall not, except in the installation of its usual trade fixtures or other work to be performed by it in accordance with the provisions of this Lease, cut or drill into, nail or otherwise attach or secure any fixture, sign, apparatus or equipment to any part of the Premises without first obtaining the Landlord’s written consent, which consent shall not be unreasonably withheld or delayed.

(c)	If the Tenant installs Leasehold Improvements, or makes Alterations which depart from the Building standard and which restrict access to any Building system or to any structural element of the Building by the Landlord or by any person or corporation authorized by the Landlord or which restricts the installation of the leasehold improvements of any other tenant in the Building, then the Tenant shall be responsible for all costs incurred by the Landlord in obtaining access to such Building system, or in installing such other tenant’s leasehold improvements and the Tenant shall, at the request of the Landlord, remove any obstruction in a manner acceptable to the Landlord, failing which the Landlord may remove the same and the Tenant will pay, or reimburse the Landlord for, the cost of such removal and for any replacement or restoration of such Leasehold Improvement or Alteration. Any repairs, replacements, alterations, additions or improvements made by the Tenant without the prior written consent of the Landlord or which are not made in accordance with the drawings and specifications approved by the Landlord shall, if requested by the Landlord, be promptly removed by the Tenant at the Tenant’s expense and the Premises restored to their previous condition. In the event the Tenant fails to comply with any such request of the Landlord, the Landlord shall be entitled on not less than ten (10) Business Days’ prior written notice, or in the case of an emergency forthwith without prior notice (but with subsequent notice as soon as reasonably possible thereafter), and the reasonable opportunity to have a representative of the Tenant in attendance (other than in connection with any circumstances which constitute an emergency), to enter upon the Premises and restore the same to their previous condition at Tenant’s sole cost and expense.

(d)	The Tenant shall provide the Landlord with as-built drawings of any Alterations by it for the Landlord’s records.

Section 5.06      Repair Where Tenant at Fault

Notwithstanding any other provisions of this Lease but subject to the waiver of subrogation set out in Section 6.07 hereof, if the Building or any other portion of the Complex is damaged or destroyed or requires repair, replacement or alteration as a result of the act or omission of the Tenant, its employees, agents, invitees, licensees, contractors or others for whom it is in law responsible, the cost of the resulting repairs, replacements or alterations plus the Overhead Charge shall be paid by the Tenant to the Landlord.

Section 5.07      Removal of Improvements and Fixtures

All Leasehold Improvements (other than Trade Fixtures) shall immediately upon their placement become the Landlord’s property without compensation to the Tenant but the Landlord shall be under no obligation to repair, maintain or insure the same, such matters being the sole responsibility of the Tenant in accordance with the provisions of this Lease. Except as otherwise agreed by the Landlord in writing, no Leasehold Improvements shall be removed from the Premises by the Tenant either during or at the expiry or sooner termination of the Term except that:

(a)	the Tenant may, during the Term, in the usual course of its business, remove its Trade Fixtures, provided that the Tenant is not in default under this Lease; and

(b)	the Tenant shall, at the expiration or earlier termination of the Term, at its sole cost, remove its Trade Fixtures in the Premises, failing which, at the option of the Landlord, the Trade Fixtures shall become the property of the Landlord and may be removed from the Premises and sold or disposed of by the Landlord in such manner as it deems advisable.

No other property of the Landlord in or comprising the Premises or any other part of the Building may be removed by the Tenant under any circumstances.

Section 5.08      Liens

The Tenant shall promptly pay before delinquency for all materials supplied and work done or caused to be done in respect of the Premises so as to ensure that no lien is registered against any portion of the Lands or Building or against the Landlord’s or Tenant’s interest therein. If a lien is registered or filed, the Tenant shall discharge it at its expense forthwith, failing which the Landlord may at its option discharge the lien by paying the amount claimed to be due into court or directly to the lien claimant and the amount so paid and all expenses of the Landlord including legal fees (on a solicitor and client basis) shall be paid by the Tenant to the Landlord. The Tenant will not grant any security interest in the Leasehold Improvements without the prior written consent of the Landlord, in the Landlord’s unfettered discretion, and will promptly cause the discharge of any financing statement or notice which may be filed in respect of such security interest under any statute, unless such statement or notice is in favour of the Landlord.

Section 5.09      Notice by Tenant

The Tenant shall notify the Landlord of any accident, defect, fire, damage or deficiency in any part of the Premises, the Complex or the Building, which comes to the attention of the Tenant, its employees or contractors notwithstanding that the Landlord may have no obligation in respect thereof. If the Landlord has an obligation in respect of such defect, damage or deficiency, the Landlord will forthwith remedy and repair same.

Section 5.10      Failure by Tenant to Repair

If the Tenant refuses or neglects to repair or maintain the Premises or complete such other work with respect thereto promptly or properly as required under this Lease and to the reasonable satisfaction of the Landlord, or fails to comply with the provisions of Section 5.05(b), the Landlord may, acting reasonably, on not less than ten (10) Business Days’ prior written notice to the Tenant, or in the case of an emergency forthwith without notice, undertake the repairs or restoration in a good and workmanlike manner without liability to the Tenant for any loss or damage that may occur to the Tenant’s merchandise, fixtures, or other property or to the Tenant’s business by reason thereof, and upon completion thereof, the Tenant shall pay the Landlord forthwith upon demand, as Rent, the costs of making the repairs or restoration plus the Overhead Charge. The Tenant agrees that the making of any repairs or restoration by the Landlord pursuant to this Section 5.10 is not a re-entry or a breach of any covenant for quiet enjoyment contained in this Lease and shall not relieve the Tenant from the obligation to maintain and repair the Premises.

Section 5.11      Not to Overload Floors

The Tenant covenants that it shall not bring upon the Premises any machinery, equipment or thing that by reason of its weight, size or use might damage the Building and shall not at any time overload the floors of the Premises by any machinery, equipment or thing. If overloading occurs and damage ensues, the Tenant shall forthwith, at the option of the Landlord, repair the damage or pay the Landlord the cost of making it good, plus the Overhead Charge, upon demand as Rent. In the event of any dispute as to whether any machinery, equipment or thing will or will not overload the floors of the Premises or whether such machinery, equipment or thing may be brought upon the Premises, the decision of the Architect shall be final and binding.

ARTICLE VI — INSURANCE AND INDEMNITY

Section 6.01      Tenant’s Insurance

(a)	The Tenant shall maintain the following insurance throughout the Term at its sole cost:

(i)	“All Risks” (including flood and earthquake) property insurance with reasonable deductibles, naming the Landlord, the owners of the Lands and Building and the Mortgagee as additional insured parties, containing a waiver of any subrogation rights which the Tenant’s insurers may have against the Landlord and against those for whom the Landlord is in law responsible (and the Tenant hereby waives its rights of subrogation against the Landlord and those for whom it is in law responsible), and (except with respect to the Tenant’s chattels) incorporating the Mortgagee’s standard mortgage clause. Such insurance shall insure property of every kind owned by the Tenant or for which the Tenant is legally liable located on or in the Building including, without limitation, Leasehold Improvements, in an amount equal to not less than 100% of the full replacement cost thereof, subject to a stated amount co-insurance clause;

(ii)	Commercial general liability insurance which includes the following coverages: owners protective; personal injury; occurrence property damage; and employers and blanket contractual liability, such coverage to include the activities and operations conducted by the Tenant and any other person on the Premises, and by the Tenant and any other person performing work on behalf of the Tenant and those for whom the Tenant is in law responsible in any other part of the Building. Such policies shall contain inclusive limits of not less than $5,000,000, provide for cross liability and severability of interests, and name the Landlord as an additional insured;

(iii)	Automobile liability insurance on a non-owned form including contractual liability, and on an owner’s form covering all licensed vehicles operated by or on behalf of the Tenant, which insurance shall have inclusive limits of not less than $5,000,000 and accident benefits coverage;

(iv)	Extra expense or business interruption insurance in such amount as will reimburse the Tenant for extra costs and expenses incurred by the Tenant and for direct and indirect loss of earnings attributable to all perils insured against in Subsection 6.01(a)(i) and other perils commonly insured against by prudent tenants operating under similar circumstances or losses attributable to the prevention or obstruction of access to the Premises or the Building as a result of such perils; and

(v)	Any other form of insurance which the Tenant or the Landlord, acting reasonably, or the Mortgagee, acting reasonably, requires from time to time in form, in amounts and for risks against which a prudent tenant would insure.

(b)	All policies referred to in this Section 6.01 shall:

(i)	name the Landlord, any Mortgagee, any owner or any other Person (having an insurable interest) designated by the Landlord (acting reasonably) as additional insured;

(ii)	be taken out with insurers having a financial rating of A.M. Best A-VII or better;

(iii)	be in a form reasonably satisfactory to the Landlord;

(iv)	contain a severability of interest clause and a cross-liability clause;

(v)	be non-contributing with, and shall apply only as primary and not as excess to any other insurance available to the Landlord;

(vi)	not be invalidated as respects the interests of the Landlord or the Mortgagee by reason of any breach of or violation of any warranty, representation, declaration or condition; and

(vii)	contain an undertaking by the insurers to notify the Landlord in writing not less than 30 days prior to any material change, cancellation or termination.

Certificates of insurance issued by the Tenant’s insurers, shall be delivered to the Landlord prior to the Commencement Date and from time to time, forthwith upon request. If the Tenant fails to take out or to keep in force any insurance referred to in this Section 6.01 or should any such insurance not be approved by either the Landlord or the Mortgagee, acting reasonably, and should the Tenant not commence to diligently rectify (and thereafter proceed to diligently rectify) the situation within 48 hours after written notice by the Landlord to the Tenant (stating, if the Landlord or the Mortgagee, from time to time, does not approve of such insurance, the reasons therefor) the Landlord has the right without assuming any obligation in connection therewith, to effect such insurance at the sole cost of the Tenant and all outlays by the Landlord shall be paid by the Tenant to the Landlord without prejudice to any other rights or remedies of the Landlord under this Lease.

Section 6.02      Increase in Insurance Premiums

The Tenant shall not keep or use in the Premises any article or do anything which may be prohibited by any insurance policy in force from time to time covering the Premises, the Building or the Complex. If:

(a)	the conduct of business in, or use or manner of use of the Premises;

(b)	or any acts or omissions of the Tenant in the Complex or any part thereof;

cause or result in any increase in premiums for any insurance carried by the Landlord with respect to the Complex, the Tenant shall pay any such increase in premiums.

In determining whether increased premiums are caused by or result from the use or occupancy of the Premises, a schedule issued by the organization computing the insurance rate on the Building or the Complex showing the various components of such rate, shall be conclusive evidence of the items and charges which make up such rate.

Section 6.03      Cancellation of Insurance

If any insurer under any insurance policy covering any part of the Complex or any occupant thereof cancels or threatens to cancel its insurance policy or reduces or threatens to reduce coverage under such policy by reason of the use or occupation of the Premises by the Tenant or by any Transferee, or by anyone permitted by the Tenant to be upon the Premises, the Tenant shall remedy such condition within three (3) Business Days written notice after written notice thereof by the Landlord. If the Tenant fails to remedy the condition giving rise to cancellation, threatened cancellation, reduction, or threatened reduction of coverage within three Business Days after written notice thereof by the Landlord, the Landlord may, at its option, either:

(a)	enter the Premises and remedy the condition giving rise to the cancellation or reduction or threatened cancellation or reduction, and the Tenant shall pay to the Landlord the cost thereof plus the Overhead Charge on demand as Rent; or

(b)	failing the ability of the Landlord to remedy such condition on a timely basis, re-enter the Premises forthwith and thereupon the provisions of Article IX shall apply.

The Tenant agrees that the Landlord shall not be liable for damage or injury caused to property of the Tenant or others located on the Premises as a result of the entry or wilful misconduct, save and except if caused by the negligence or wilful misconduct of the Landlord, and that such entry by the Landlord is not a re-entry or a breach of any covenant for quiet enjoyment contained in this Lease except to the extent caused by the negligence of the Landlord or those for whom it is in law responsible.

Section 6.04      Loss or Damage

The Landlord shall not be liable for any death or injury arising from or out of any occurrence in, upon, at, or relating to the Lands, the Building or the Complex or damage to property of the Tenant or of others located on the Premises or elsewhere in the Complex, nor shall it be responsible for any loss of or damage to any property of the Tenant or others from any cause, except to the extent that any such death, injury, loss or damage results from the negligence of the Landlord, its agents, employees, contractors, or others for whom it may, in law, be responsible. Without limiting the generality of the foregoing, the Landlord shall not be liable for any injury or damage to Persons or property resulting from fire, explosion, falling plaster, falling ceiling tile, falling fixtures, steam, gas, electricity, water, rain, flood, snow or leaks from any part of the Premises or from the pipes, sprinklers, appliances, plumbing works, roof, windows or subsurface of any floor or ceiling of the Building or from the street or any other place or by dampness or by any other cause whatsoever, save and except if caused by the negligence or wilful misconduct of the Landlord. The Landlord shall not be liable for any such damage caused by other tenants or Persons on the Lands or in the Building or the Complex or by occupants of adjacent property thereto, or the public. All property of the Tenant kept or stored on the Premises shall be so kept or stored at the risk of the Tenant only and the Tenant releases and agrees to indemnify the Landlord and save it harmless from any claims arising out of any damage to the same including, without limitation, any subrogation claims by the Tenant’s insurers.

Section 6.05      Landlord’s Insurance

The Landlord shall throughout the Term carry: (a) “all risks” insurance (including earthquake) on the Building and the Parking Facilities (excluding the foundations and excavations) and the machinery, boilers and equipment in or servicing the Building and owned by the Landlord or the owners of the Building (excluding any property which the Tenant and other tenants are obliged to insure under Section 6.01 or similar sections of their respective leases) on a full replacement cost basis; (b) commercial general liability insurance with respect to the Building and the Parking Facilities in such amounts as would be maintained from time to time by a prudent Landlord; and (c) such other form or forms of insurance as would be carried by a prudent owner or as the Landlord or the Mortgagee reasonably considers advisable. Such insurance shall be in such reasonable amounts and with such reasonable deductibles as would be carried by a prudent owner of a reasonably similar building, having regard to size, age and location. Notwithstanding the Landlord’s covenant in this Section and notwithstanding any contribution by the Tenant to the cost of the Landlord’s insurance premiums, the Tenant acknowledges and agrees that: (a) subject to the mutual waier of subrogation set out in Section 6.07 hereof, the Tenant is not relieved of any liability arising from or contributed to by its negligence or its wilful act or omissions; (b) no insurable interest is conferred upon the Tenant under any insurance policies carried by the Landlord; and (c) the Tenant has no right to receive any proceeds of any insurance policies carried by the Landlord.

Section 6.06      Indemnification of the Landlord

Notwithstanding any other provision of this Lease, and save and except if caused by the negligence or wilful misconduct of the Landlord, the Tenant shall indemnify the Landlord and save it harmless from all loss (including loss of Net Rent and Additional Rent) claims, actions, damages, liability and expense in connection with loss of life, personal injury, damage to property or any other loss or injury whatsoever arising out of a breach of this Lease by the Tenant, or any occurrence in, upon or at the Premises, or the occupancy or use by the Tenant of the Premises or any part thereof, or occasioned wholly or in part by any act or omission of the Tenant or by anyone permitted to be on the Premises by the Tenant or its assignees and sublessees, and its and their servants, employees, agents, contractors, officers, licensees, concessionaires, clients, customers or anyone permitted by the Tenant to be on the Premises or in the Complex or anyone for whom the Tenant is responsible in law. If the Landlord shall, without fault on its part, be made a party to any litigation commenced by or against the Tenant, then the Tenant shall protect, indemnify and hold the Landlord harmless in connection with such litigation. The Landlord may at its option, participate in or if it determines, acting reasonably, that the matter is of a material nature to the Landlord or the Building, assume carriage of any litigation or settlement discussions relating to the foregoing, or any other matter for which the Tenant is required to indemnify the Landlord under this Lease.

Section 6.07      Waiver of Subrogation

(a)	Every policy of insurance maintained or required to be maintained by the Tenant under this Lease in respect of the Premises will contain a waiver of subrogation clause; and

(b)	Every policy of insurance maintained or required to be maintained by the Landlord with respect to the Building (and/or Parking Facilities) will contain a waiver of subrogation clause.

ARTICLE VII — DAMAGE AND DESTRUCTION

Section 7.01       No Abatement

If the Premises or Building are damaged or destroyed in whole or in part by fire or any other occurrence, this Lease shall continue in full force and effect and there shall be no abatement of Rent except as provided in this Article VII.

Section 7.02      Damage to Premises

If the Premises are at any time destroyed or damaged as a result of fire or any other casualty required to be insured against by the Landlord under this Lease or otherwise insured against by the Landlord and not caused or contributed to by the Tenant, then the following provisions shall apply:

(a)	if the Premises are rendered untenantable only in part, the Landlord shall diligently repair the Premises to the extent only of its obligations under Section 5.01 and Net Rent shall abate proportionately to the portion of the Premises rendered untenantable from the date of destruction or damage until the Landlord’s repairs have been completed;

(b)	if the Premises are rendered wholly untenantable, the Landlord shall diligently repair the Premises to the extent only of its obligations pursuant to Section 5.01 and Net Rent shall abate entirely from the date of destruction or damage until the Landlord’s repairs have been completed;

(c)	if the Premises are not rendered untenantable in whole or in part, the Landlord shall diligently perform such repairs to the Premises to the extent only of its obligations under Section 5.01, but in such circumstances Net Rent shall not terminate or abate;

(d)	upon being notified by the Landlord that the Landlord’s repairs have been substantially completed, the Tenant shall diligently perform all repairs to the Premises which are the Tenant’s responsibility under Section 5.02, and all other work required to fully restore the Premises for use in the Tenant’s business, in every case at the Tenant’s cost and without any contribution to such cost by the Landlord, whether or not the Landlord has at any time made any contribution to the cost of supply, installation or construction of Leasehold Improvements in the Premises;

(e)	nothing in this Section shall require the Landlord to rebuild the Premises in the condition which existed before any such damage or destruction so long as the Premises as rebuilt will have reasonably similar facilities to those in the Premises prior to such damage or destruction, having regard, however, to the age of the Building at such time; and

(f)	nothing in this Section shall require the Landlord to undertake any repairs having a cost in excess of the insurance proceeds actually received by the Landlord with respect to such damage or destruction.

Section 7.03      Rights of Termination

(a)	Notwithstanding Section 7.02, if the damage or destruction which has occurred in the Premises is such that in the reasonable opinion of the Landlord the Premises cannot be rebuilt or made fit for the purposes of the Tenant within 90 days of the happening of the damage or destruction, the Landlord may, at its option, terminate this Lease on notice to the Tenant given within 30 days after such damage or destruction. If such notice of termination is given, Rent shall be apportioned and paid to the date of such damage or destruction and the Tenant shall immediately deliver vacant possession of the Premises in accordance with the terms of this Lease.

(b)	Notwithstanding the provisions of Section 7.02, if the proceeds of insurance recoverable by the Landlord as a result of any damage in the Premises are insufficient to pay the costs of repair and replacement pursuant to Section 7.02 (other in an immaterial respect) the Landlord may terminate this Lease upon 30 days’ notice in writing to the Tenant. The Tenant shall surrender the Premises to the Landlord within 30 days after delivery of its notice of termination and Rent shall be apportioned and paid to the date on which the Tenant delivers vacant possession of the Premises.

(c)	Notwithstanding Section 7.02, if the damage and destruction which has occurred in the Premises is such that in the reasonable opinion of the Architect, the Premises cannot be rebuilt or be made fit for the purposes of the Tenant within 180 days of the happening of the damage or destruction, then the Landlord will, subject to Section 7.03(a), provide the Tenant with other premises comparable to the Premises having regard to size, age and location within the downtown core of the City of Vancouver on a temporary basis until such time as the Premises have been rebuilt as contemplated, failing which the Tenant may, at its option, elect to terminate this Lease by giving to the Landlord notice of termination and thereupon Net Rent, Additional Rent and any other payment for which the Tenant is liable under this Lease shall be apportioned and paid to the date of such termination and the Tenant shall immediately deliver vacant possession of the Premises to the Landlord in accordance with the terms of this Lease.

Section 7.04      Destruction of Building

(a)	Notwithstanding any other provision of this Lease and specifically notwithstanding the provisions of Section 7.03, if

(i)	35% or more of the Total Rentable Area of the Building or the Parking Facilities is destroyed or damaged by any cause; or

(ii)	portions of the Building or Lands which affect access or services essential thereto are damaged or destroyed by any cause; and,

in the reasonable opinion of the Landlord, cannot be reasonably repaired within 180 days after the occurrence of the damage or destruction; then, the Landlord may at its option, to be exercised by notice to the Tenant given within sixty (60) days after such damage or destruction, terminate this Lease. In the case of such election, the Term and the tenancy hereby created shall expire upon the thirtieth (30th) day after such notice is given, without indemnity or penalty payable by, or any other recourse against the Landlord and neither the Landlord nor the Tenant shall be bound to repair. The Tenant shall surrender the Premises to the Landlord within 30 days after delivery of its notice of termination and Rent shall be apportioned and paid to the date on which the Tenant delivers vacant possession of the Premises, subject to any abatement to which the Tenant may be entitled under Section 7.02.

(b)	If the Landlord is entitled to, but does not elect to terminate this Lease under Section 7.04(a), the Landlord shall, following such damage or destruction, diligently repair if necessary that part of the Building and the Parking Facilities damaged or destroyed, but only to the extent of the Landlord’s obligations under section 5.01 and under the terms of the various leases for premises in the Building and exclusive of any tenant’s responsibilities with respect to such repair. If the Landlord elects to repair the Building and the Parking Facilities, the Landlord may do so in accordance with plans and specifications other than those used in the original construction of the Building , provided such plans and specifications are materially similar to the original plans and contemplate an office building of similar quality and standard.

Section 7.05      Architect’s Certificate

The certificate of the Architect shall bind the parties as to:

(a)	the percentage of the Total Rentable Area of the Building and the Parking Facilities damaged or destroyed;

(b)	whether or not the Premises are rendered untenantable and the percentage of the Premises rendered untenantable;

(c)	the date upon which either the Landlord’s or Tenant’s work of reconstruction or repair is completed or substantially completed and the date when the Premises are rendered tenantable; and

(d)	the state of completion of any work of the Landlord or the Tenant.

ARTICLE VIII — ASSIGNMENT, SUBLETTING AND TRANSFERS

Section 8.01       Assignments, Subleases and Transfers

The Tenant shall not enter into, consent to, or permit (whether voluntarily, involuntarily or by operation of law) any Transfer without the prior written consent of the Landlord in each instance, which consent shall not be unreasonably withheld but shall be subject to the Landlord’s rights under Section 8.02. Any transfer without such consent shall be void and shall, at the option of the Landlord, constitute a default that shall entitle the Landlord to terminate this Lease. Any such consent by the Landlord shall not release the Tenant from any of the Tenant’s obligations hereunder or be deemed to be a consent to any subsequent hypothecation, assignment, subletting, occupation or use by another person. Notwithstanding any statutory provision to the contrary and without limiting the other instances in which it may be reasonable for the Landlord to withhold its consent, it shall not be considered unreasonable for the Landlord to take into account the following factors in deciding whether to grant or withhold its consent:

(a)	whether such Transfer is in violation or in breach of any covenants or restrictions made or granted by the Landlord to other tenants or occupants or prospective tenants or occupants of the Building;

(b)	whether in the Landlord’s opinion, the financial background, business history and capability of the proposed Transferee is satisfactory; and,

(c)	the proposed assignee or sublessee is a governmental or quasi governmental department, agency or consulate;

(d)	in the Landlord’s reasonable judgment, the use of the Premises by the proposed assignee or sublessee would involve occupancy by other than primarily general office personnel or otherwise in violation of Section 10.01 of this Lease, would involve any alterations which would lessen the value of the leasehold improvements in the Premises, would require increased services, including increased load on elevator services, by the Landlord or alter the reputation or character of the Complex;

(e)	in the Landlord’s reasonable judgment, the proposed assignee or sublessee does not have a good reputation in the community as a tenant of property;

(f)	the use of the Premises by the proposed assignee or subtenant will violate any applicable law, by-law or regulation;

(g)	there is continuing an Event of Default by the Tenant under this Lease;

(h)	other than in the case of a Permitted Subletting, in the case of a subletting of less than the entire Premises, if the subletting would result in the division of any one floor of the Premises into more than three subparcels or, in any circumstance, would require access to be provided through space leased or held for lease to another tenant or improvements to be made outside of the Premises; or

(i)	the Landlord does not receive sufficient information from the Tenant of the proposed assignee or subtenant to enable it to make a determination concerning the matters herein set out.

Consent by the Landlord to any Transfer if granted shall not constitute a waiver of the necessity for such consent to any subsequent Transfer. This prohibition against Transfer shall include a prohibition against any Transfer by operation of law and no Transfer shall take place by reason of the failure of the Landlord to give notice to the Tenant within 20 days as required by Section 8.02 hereof. Notwithstanding anything to the contrary herein contained, the Tenant may not assign this Lease while any Rent is in arrears hereunder or while any other Event of Default exists hereunder. Before making any assignment of this Lease the Tenant will pay all Rent in arrears and will remedy any Event of Default which then exists or will cause any Event of Default to cease to exist.

The Tenant acknowledges that the Landlord shall not be liable to the Tenant in damages where, in giving good faith consideration to any request of the Tenant hereunder, and acting reasonably, it withholds its consent to a proposed assignment or sublease.

Notwithstanding anything contained in this Lease to the contrary (including without limitation, the definition of “Transfer”), the Tenant may assign this Lease or sublet or license the whole or any part of the Premises, without the consent of the Landlord to (a “Permitted Transferee”):

(i)	an Affiliate of the Tenant, in which case the Tenant will continue to be liable to the Landlord for payment of Rent payable by the Tenant to the Landlord under this Lease; and

(ii)	to a successor of the Tenant by amalgamation, merger or other corporate reorganization.

Any such assignment or sublease is hereinafter referred to as a “Permitted Transfer”. The Tenant agrees to provide the Landlord with written notice as soon as reasonably possible following a Permitted Transfer.

In addition, the Landlord consents to the use and occupation of a portion of the Premises by Black Box Games Ltd. and any assignment, sublet or license in whole or in part of the Premises to a successor of the Tenant by reason of the amalgamation, merger or other corporate reorganization of the Tenant and Black Box shall not require consent of the Landlord. In no event shall the Tenant be released from its obligations hereunder by virtue of a Permitted Transfer. In addition to the foregoing, the Tenant shall be entitled at any time to sublease up to two (2) floors to subtenants provided that the subleases are for terms of equal to or less than five (5) years (inclusive of all renewals and any further subleases to the same subtenant or any Person related to such subtenant) (each such subletting, a “Permitted Subletting”) without Section 8.02(b) or Section 8.02(c) being applicable thereto.

Section 8.02      Landlord’s Rights

If the Tenant intends to effect a Transfer, the Tenant shall give prior notice to the Landlord of such intent specifying the identity of the Transferee, the type of Transfer contemplated, the portion of the Premises affected thereby, and the financial and other terms of the Transfer, and shall provide such financial, business or other information relating to the proposed Transferee and its principals as the Landlord or any Mortgagee requires, together with copies of any documents which record the particulars of the proposed Transfer. The Landlord shall, within 20 days after having received such notice and all requested information, notify the Tenant either that:

(a)	it consents or does not consent to the Transfer in accordance with the provisions and qualifications of this Article VIII or it is withholding its consent in accordance with the provisions of this Article VIII; or

(b)	it elects to cancel this Lease as to the whole or the part of the Premises included in the proposed Transfer, as the case may be, of the Premises affected by the proposed Transfer, in preference to giving such consent; or

(c)	it elects to take over the position of the proposed Transferee with respect to the Transfer such that the Landlord becomes the assignee or subtenant, as the case may be, of the Tenant on the financial terms set out in the notice.

If the Landlord elects to terminate this Lease it shall stipulate in its notice the termination date of this Lease, which date shall be no less than 30 days nor more than 90 days following the giving of such notice of termination. If the Landlord elects to terminate this Lease, the Tenant shall notify the Landlord within 10 days thereafter of the Tenant’s intention either to refrain from such Transfer or to accept termination of this Lease or the portion thereof in respect of which the Landlord has exercised its rights. If the Tenant fails to deliver such notice within such 10 days or notifies the Landlord that it accepts the Landlord’s termination, this Lease will as to the whole or affected part of the Premises, as the case may be, be terminated on the date of termination stipulated by the Landlord in its notice of termination. If the Tenant notifies the Landlord within 10 days that it intends to refrain from such Transfer, then the Landlord’s election to terminate this Lease shall become void.

If the Landlord terminates this Lease or sublets from the Tenant any portion of the Premises proposed to be sublet by the Tenant, the Landlord may, if it elects, enter into a new lease covering the Premises or a portion thereof or, in the case of a sublet from the Tenant, the sublet portion, with the intended assignee or subtenant on such terms as the Landlord and such person may agree, or enter into a new lease covering the Premises or a portion thereof or in the case of a sublet from the Tenant, the sublet portion, with any other person; and in such event, the Tenant shall not be entitled to any portion of the profit, or rents, if any, which the Landlord may realize on account of such termination and reletting. The Landlord’s exercise of its aforesaid option shall not be construed to impose any liability upon the Landlord with respect to any real estate brokerage commission(s) or any other costs or expenses incurred by the Tenant in connection with its proposed subletting or assignment other than the cost of constructing any necessary demising walls in connection therewith.

Section 8.03      Conditions of Transfer

The following terms and conditions apply in respect of a Transfer:

(a)	If there is a permitted Transfer, the Landlord may collect Rent from the Transferee and apply the net amount collected to the Rent payable under this Lease but no acceptance by the Landlord of any payments by a Transferee shall be deemed a waiver of the Tenant’s covenants or any acceptance of the Transferee as tenant or a release from the Tenant from the further performance by the Tenant of its obligations under this Lease. The Tenant hereby assigns as security for performance of its obligations hereunder to the Landlord all of the Tenant’s right, title and interest in and to any:

(i)	sublease hereafter granted and all security for, guarantees of, indemnities in respect of, the observance and performance thereof and all proceeds of insurance to which the Tenant may become entitled thereunder; and

(ii)	any assignment of security for, guarantees of, indemnities in respect of an assignment of this Lease, or any rights hereunder for the observance and performance of the assignee thereunder.

Any consent by the Landlord shall be subject to the Tenant and Transferee executing an agreement in form and substance acceptable to the Landlord, acting reasonably, with the Landlord agreeing that the Transferee will be bound by all of the terms of this Lease (other than in respect of a sublease in which event the Transferee shall only have to agree to be bound by the applicable terms of this Lease and to pay the rent payable pursuant to the applicable sublease) and, except in the case of a sublease, that the Transferee will be so bound as if it had originally executed this Lease as tenant.

(b)	Notwithstanding any Transfer permitted or consented to by the Landlord, including a Transfer to the Landlord pursuant to Section 8.02(c), the Tenant shall remain liable under this Lease and shall not be released from performing any of the terms of this Lease.

(c)	The net and additional rent payable by the Transferee shall not be less than the Rent payable by the Tenant under this Lease as at the effective date of the Transfer (including any increases provided for in this Lease) and if the rent and additional rent to be paid by the Transferee under such Transfer exceeds the Rent payable under this Lease, the amount of such excess shall be paid by the Tenant to the Landlord. If the Tenant receives from any Transferee, either directly or indirectly, any consideration other than rent or additional rent for such Transfer, either in the form of cash, goods or services (other than the proceeds of any financing as the result of a Transfer involving a mortgage, charge or similar security interest in this Lease) the Tenant shall forthwith pay to the Landlord an amount equivalent to such consideration less the reasonable costs paid by the Tenant for additional improvements installed in the portion of the Premises subject to such assignment or sublease by the Tenant at the Tenant’s sole cost and expense for the specific assignee or subtenant in question, reasonable legal costs, leasing and marketing costs, real estate commissions and demolition costs paid by the Tenant in connection with such assignment or sublease. The Tenant and the Transferee shall execute any agreement required by the Landlord to give effect to the foregoing terms. In determining the amounts to be deducted in each monthly payment period in respect of the Tenant’s costs of assigning or subleasing, such costs shall be applied to the first excess payments due to the Landlord. Notwithstanding the foregoing, this paragraph shall not apply to Permitted Subletting.

(d)	Notwithstanding the effective date of any permitted Transfer as between the Tenant and the Transferee, all Rent for the month in which such effective date occurs shall be paid in advance by the Tenant so that the Landlord will not be required to accept partial payments of Rent for such month from either the Tenant or Transferee.

(e)	If a Transfer occurs as a result of the Landlord’s election pursuant to Section 8.02(c), the Landlord will apply the Rent payable by the Landlord, as Transferee, to the Rent payable under this Lease but otherwise the Tenant will not be released from its covenants under this Lease or from further performance of its obligations under this Lease and the Tenant will enter into an agreement with the Landlord setting out the terms of such Transfer.

(f)	Any document evidencing any Transfer permitted by the Landlord, or setting out any terms applicable to such Transfer or the rights and obligations of the Tenant or Transferee thereunder including a Transfer under Section 8.02(c), or any amendment of this Lease pursuant to Section 8.03(a)(ii), shall be prepared by the Landlord or its solicitors and all associated reasonable legal costs shall be paid by the Tenant.

Section 8.04      Change of Control

If the Tenant is at any time a corporation or partnership, any actual or proposed Change of Control in such corporation or partnership shall be deemed to be a Transfer and subject to all of the provisions of this Article VIII. The Tenant shall make available to the Landlord or its representatives all of the relevant corporate or partnership records, as the case may be, for inspection at all reasonable times, in order to ascertain whether any Change of Control has occurred.

Section 8.05      No Advertising

The Tenant shall not advertise that the whole or any part of the Premises are available for a Transfer and shall not permit any broker or other Person to do so unless the text and format of such advertisement and the publications in which such advertisement is to be placed are approved in writing by the Landlord, which approval shall not be unreasonably withheld or delayed. No such advertisement shall contain any reference to the rental rate of the Premises.

Section 6.06      Merger

The voluntary or other surrender of this Lease by the Tenant, or the sublease of space by the Tenant to the Landlord pursuant to this Article, or the cancellation of this Lease by mutual agreement of the Tenant and the Landlord shall not work as a merger, but shall, at the Landlord’s option, terminate all or any subleases and subtenancies or operate as an assignment to the Landlord of all or any subleases or subtenancies. The Landlord’s option hereunder shall be exercised by written notice to the Tenant and all known sublessees or subtenants in the Premises or any part thereof.

Section 8.07      Assignment By Landlord

The Landlord shall have the unrestricted right to sell, lease, convey or otherwise dispose of all or any part of the Building or Lands or this Lease or any interest of the Landlord in this Lease. To the extent that the purchaser or assignee from the Landlord assumes the obligations of the Landlord under this Lease, the Landlord shall thereupon and without further agreement be released of all liability under this Lease. If the Landlord shall sell or otherwise dispose of any portion of the Parking Facilities used by the Tenant separately from the Building, the Landlord shall ensure that the Tenant continues to have access to such portions of the Parking Facilities for the purposes of its parking contemplated in Section 11.01 hereof, failing which the Landlord shall relocate the Tenant’s parking spaces to another location where it can provide such rights on terms acceptable to the Tenant, acting reasonably.

ARTICLE IX – DEFAULT

Section 9.01       Default and Remedies

If and whenever an Event of Default occurs, then without prejudice to any other rights which it has pursuant to this Lease or at law, the Landlord shall have the following rights and remedies, which are cumulative and not alternative:

(a)	to re-enter the Premises or any part thereof in the name of the whole and the same to have again, repossess, and enjoy as of the Landlord’s former estate, anything herein contained to the contrary notwithstanding;

(b)	to terminate this Lease, with or without notice to the Tenant, whether or not the Landlord has, with respect to the same or another Event of Default, previously elected or pursued a right or remedy which is inconsistent with termination of this Lease. Upon notice of termination hereunder, this Lease and the Term hereof shall terminate and come to an end as fully and completely as if such date were the day herein definitely fixed for the end and expiration of this Lease and such Term, all Rent payable under this Lease shall immediately become due, any amounts paid by the Landlord to the Tenant hereunder as an inducement or improvement allowance shall immediately become repayable by the Tenant to the Landlord in accordance with subsection Section 9.01(g) and the Tenant shall then quit and surrender the Premises to the Landlord and, notwithstanding any statute, rule of law or decision of any courts to the contrary, the Tenant shall remain liable to the Landlord as set forth hereinafter.

(c)	to enter the Premises as agent of the Tenant and to relet (either in the name of the Landlord or otherwise) the Premises for whatever term, and on such terms as the Landlord in its discretion may determine and to receive the Rent therefor and as agent of the Tenant to take possession of any property of the Tenant on the Premises, to store such property at the expense and risk of the Tenant or to sell or otherwise dispose of such property in such manner as the Landlord may see fit without notice to the Tenant; to make alterations to the Premises to facilitate their reletting; and the making of such alterations or decorations shall not operate or be construed to release the Tenant from any liability to the Landlord hereunder; and to apply the proceeds of any such sale or reletting first, to the payment of any expenses incurred by the Landlord with respect to any such reletting or sale; second, to the payment of any indebtedness of the Tenant to the Landlord other than Rent; and third, to the payment of Rent in arrears; with the residue to be held by the Landlord and applied in payment of future Rent as it becomes due and payable. The Tenant shall remain liable for any deficiency to the Landlord. If any reletting extends for a period beyond the end of the Term, such reletting shall not constitute a termination of this Lease, but a reletting as agent of the Tenant up to the end of the Term and a letting thereafter by the Landlord for its own account;

(d)	to remedy or attempt to remedy any default of the Tenant under this Lease for the account of the Tenant and to enter upon the Premises for such purposes. No notice of the Landlord’s intention to perform such covenants need be given the Tenant unless expressly required by this Lease. The Landlord shall not be liable to the Tenant for any loss, injury or damage caused by acts of the Landlord in remedying or attempting to remedy such default and the Tenant shall pay to the Landlord all reasonable expenses incurred by the Landlord in connection with remedying or attempting to remedy such default;

(e)	to recover from the Tenant all damages, and expenses incurred by the Landlord as a result of any breach by the Tenant. The Tenant shall pay to the Landlord, on demand, if the Landlord has terminated or cancelled this Lease, liquidated damages for the failure of the Tenant to observe and perform its covenants under this Lease, which damages shall be the worth at the time of termination of the excess of the amount of Rent reserved in this Lease for the remainder of the Term over the then rental value of the Premises for the remainder of the Term, established by reference to the terms and conditions upon which the Landlord relets them, if such reletting is accomplished within a reasonable time after termination of this Lease, and otherwise with reference to all market and other relevant circumstances, such Rent and rental value being reduced to present worth at an interest rate determined by the Landlord on the basis of the Landlord’s reasonable estimates and assumptions of fact.

The refusal or failure of the Landlord to relet the Premises or any part or parts thereof shall not release or affect the Tenant’s liability for liquidated damages hereunder. In computing such liquidated damages there shall be added to the said amount, such reasonable expenses as the Landlord may incur in connection with reletting, such as court costs, legal fees and disbursements on a solicitor and client basis, brokerage and management fees and commissions, costs of putting and keeping the Premises in good order and costs of preparing the Premises for reletting as herein provided. The Landlord shall in no event be liable in any way whatsoever for the failure to relet the Premises, or in the event that the Premises are relet, for failure to collect the rent thereof under such reletting. Any such liquidated damages shall be paid by the Tenant to the Landlord immediately upon demand therefor.

The Tenant shall pay to the Landlord, on demand, all reasonable expenses of the Landlord in connection with the terminating, re-entering, reletting or collection of sums due or payable by the Tenant or realizing upon assets seized, including brokerage expenses, legal fees and disbursements on a solicitor and client basis, the expense of keeping the Premises in good order and repairing and maintaining the same or preparing the Premises for reletting;

(f)	to recover from the Tenant the full amount of the current month’s Rent together with the next 3 months’ instalments of Rent, all of which shall accrue on a day-to-day basis and shall immediately become due and payable as accelerated rent.

(g)	if this Lease has been terminated in accordance with Section 9.01(b), to recover from the Tenant the unamortized portion of any leasehold improvement allowance or inducement paid or given by the Landlord under the terms of this Lease or the Lease Proposal, calculated from the date which is the later of the date of payment by the Landlord or the Commencement Date, on the basis of an assumed rate of depreciation on a straight line basis to zero over the initial Term of this Lease.

Section 9.02      Distress

Notwithstanding any provision of this Lease or any provision of applicable legislation, none of the goods and chattels of the Tenant on the Premises at any time during the Term shall be exempt from levy by distress for Rent in arrears, and the Tenant waives any such exemption and further releases the Landlord of the obligation of proving or identifying such goods. If the Landlord makes any claim against the goods and chattels of the Tenant by way of distress, this provision may be pleaded as an estoppel against the Tenant in any action brought to test the right of the Landlord to levy such distress.

Section 9.03      Right of Possession

Upon the occurrence of an Event of Default, or if the notice of termination provided for in Section 9.01 herein shall have been given and this Lease shall be terminated, then, in addition and without prejudice to all other remedies of the Landlord contained herein or at law, the Landlord may in each instance and without notice re-enter the Premises and terminate all services to be provided to the Tenant hereunder, including but not limited to the furnishing of utilities, and upon such re-entry, either by force or otherwise, and by summary proceedings or otherwise, in accordance with applicable laws, dispossess the Tenant or any other occupant of the Premises, and remove their effects, improvements, trade fixtures, furnishings and personal property and repossess and enjoy the Premises, together with all alterations, additions and improvements, all without being liable to prosecution or damages therefor. Upon any lawful re-entry by the Landlord hereunder, the Landlord may remove and sell the Tenant’s effects, improvements, trade fixtures, furnishings and personal property from the Premises, any rule of law or equity to the contrary notwithstanding and may apply the proceeds thereof to all Rent and other amounts to which the Landlord is then entitled under this Lease. Any such sale may be effected in the discretion of the Landlord by public auction or otherwise, and either in bulk or by individual item, or partly by one means and partly by another, all as the Landlord in its entire discretion may decide.

Section 9.04      Landlord May Perform Covenants

Upon the occurrence of an Event of Default or if the Tenant shall otherwise fail to perform any of the covenants or obligations of the Tenant under this Lease, the Landlord may, without notice to the Tenant, unless notice is otherwise required hereunder and only after the expiry of any applicable cure period, in addition to its rights under Section 9.01 and without prejudice to any other rights of the Landlord hereunder or at law, from time to time and at its discretion, perform or cause to be performed any of the covenants or obligations of the Tenant and for that purpose may do such things as may be requisite, including without limitation, entering upon the Premises on not less than 5 days prior written notice to the Tenant, or without notice in the case of an emergency, and do such things upon or in respect of the Premises as the Landlord may consider requisite or necessary. All expenses incurred and expenditures made by or on behalf of the Landlord under this Section 9.04 plus the Overhead Charge shall be paid by the Tenant upon presentation of a bill therefor as Rent. The Landlord shall have no liability to the Tenant for loss or damages resulting from such action by the Landlord, save and except for the Landlord’s negligent acts and wilful misconduct, nor shall such action be deemed a re-entry or breach of the covenant of quiet enjoyment.

Section 9.05      Injunction

In the event of any breach or threatened breach by the Tenant of any of the covenants or provisions hereof, the Landlord shall have the immediate right of injunction and the right to invoke any remedy allowed at law or in equity, as if re-entry, summary proceedings and other remedies were not herein provided for. No re-entry by the Landlord will be construed as an election on its part to terminate this Lease unless a written notice of that intention is given to the Tenant. Mention in this Lease of any particular remedy shall not preclude the Landlord from any other remedies under this Lease, now or hereafter existing at law or in equity.

Section 9.06      Damages and Costs

The Tenant shall, without duplication, pay to the Landlord all damages and reasonable costs (including, without limitation, all legal fees on a solicitor and his client basis) incurred by the Landlord in enforcing or interpreting the terms of this Lease (provided the Landlord’s position is correct), or with respect to any matter or thing which is the obligation of the Tenant under this Lease, or in respect of which the Tenant has agreed to insure, or to indemnify the Landlord.

Section 9.07      Allocation of Payments

The Landlord may at its option apply sums received from the Tenant against any amounts due and payable by the Tenant under this Lease in such manner as the Landlord sees fit regardless of any designation or instructions to the contrary.

Section 9.08      Survival of Obligations

If the Tenant has failed to fulfil its obligations under this Lease with respect to the payment of Rent, the maintenance, repair and alteration of the Premises and removal of improvements and fixtures from the Premises during or at the end of the Term, such obligations and the Landlord’s rights in respect thereto shall remain in full force and effect notwithstanding the expiration, surrender or sooner termination of the Term.

Section 9.09      Payments and Termination

No payments of money by the Tenant to the Landlord after the expiration or other termination of the Term or after the giving of any notice (other than a demand for payment of money) by the Landlord to the Tenant, shall reinstate, continue or extend the Term or make ineffective any notice given to the Tenant prior to the payment of such money. After the service of notice or the commencement of an action or distraining proceedings, or after final judgment granting the Landlord possession of the Premises, the Landlord may receive and collect any Rent due under the Lease, and the payment thereof shall not make ineffective any notice, or in any manner affect any pending suit or proceedings or any judgment theretofore obtained.

Section 9.10      Remedies of Landlord Cumulative

No reference to or exercise of a specific right or remedy by the Landlord shall preclude the Landlord from or prejudice it in exercising another right or pursuing another remedy or maintaining any action to which it may otherwise be entitled either by law or in equity. No such remedy shall be exclusive or dependent upon any other such remedy, but the Landlord may from time to time exercise any one or more of such remedies independently or in combination.

ARTICLE X — STATUS STATEMENT, ATTORNMENT AND SUBORDINATION

Section 10.01       Status Statement

Within 10 days after written request by the Landlord, the Tenant shall deliver in a form supplied by the Landlord a statement or estoppel certificate to the Landlord or such assignee or mortgagee as may be designated by the Landlord, as to the status of this Lease, including as to whether this Lease is unmodified and in full force and effect (or, if there have been modifications that this Lease is in full force and effect as modified and identifying the modification agreements); the amount of Net Rent and Additional Rent then being paid and the dates to which same have been paid; whether or not there is any existing or alleged default by either party with respect to which a notice of default has been served and if there is any such default, specifying the nature and extent thereof; and any other matters pertaining to this Lease to the best of the Tenant’s knowledge and belief as to which the Landlord shall reasonably request such statement or certificate.

Section 10.02      Subordination

This Lease and all rights of the Tenant shall, subject to any Mortgagee agreeing to execute and deliver to the Tenant a non-disturbance agreement on terms and conditions satisfactory to the Tenant, acting reasonably, be subject and subordinate to any and all Mortgages and any ground, operating, overriding or underlying leases, from time to time in existence against the Lands and Building. On request, the Tenant shall, subject to the foregoing, acknowledge in writing the subordination of this Lease and its rights under this Lease to any and all such Mortgages and leases and to all advances made under such Mortgages. The form of such acknowledgement of subordination shall be as required by the Landlord or any Mortgagee or the lessee under any such lease.

Section 10.03      Attornment

The Tenant shall promptly, on request, attorn to any Mortgagee, or to the owners of the Building and Lands, or the lessor under any ground, operating, overriding, underlying or similar lease of all or substantially all of the Building made by the Landlord or otherwise affecting the Building and Lands, or the purchaser on any foreclosure or sale proceedings taken under any Mortgage, and shall recognize such Mortgagee, owner, lessor or purchaser as the Landlord under this Lease.

Section 10.04       Execution of Documents

Intentionally Deleted.

ARTICLE XI – PARKING

Section 11.01       Parking

The Tenant will be entitled to license from the Landlord, from the date (the “Parking Occupancy Date”) it takes occupancy of the Premises for the purpose of conducting business and receipt by the Landlord of all permits required in connection therewith throughout the Term and any renewals, or expansion, or extensions thereof up to sixty (60) unreserved and ten (10) reserved parking permits for the Parking Facilities serving the Complex at the prevailing rates charged from time to time by the parking facility operator. The Tenant shall notify the Landlord in writing by no later than March 31, 2003 as to the actual number of reserved and unreserved parking permits it will require for the Term. The Tenant shall be entitled, after the expiry of the second year of the Term on a quarterly basis, to reduce the number of unreserved and reserved parking stalls on a pro-rata basis by giving the Landlord 30 days prior written notice, provided that the Tenant will at all times licence at least fifty (50) parking stalls in the aggregate. In addition, if the Tenant reduces its number of parking stalls below that determined as at March 31, 2003, the Tenant shall be entitled, subject to availability, to increase on a quarterly basis, on no less than thirty (30) days notice, its number of reserved and unreserved parking stalls up to a maximum of that initially licenced by the Tenant. The reserved stalls will be located in the parking facility comprising 250 Howe Street and Granville Square only, adjacent to one another to the extent possible, and located in a prime area of the parkade, and subject to the right of other tenants, in a location nearest to the Building access door. The Landlord shall, upon giving the Tenant reasonable written notice, have the right to relocate on a temporary basis the reserved parking permits from time to time to comparable locations in the Parking Facilities. All reserved parking stalls shall be provided with a name plate indicating the personalized name and “reserved” and installed by the Landlord at no cost to the Tenant.

The Landlord reserves the right to make such Rules and Regulations with respect to the use of the Parking Facilities as the Landlord deems advisable from time to time. The Tenant shall use the Parking Facilities at its sole risk.

ARTICLE XII — GENERAL PROVISIONS

Section 12.01       Rules and Regulations

The Tenant shall comply with all Rules and Regulations, and amendments thereto, adopted by the Landlord, from time to time, including those set out in Schedule “D”. To the extent of any conflict between the terms of the Rules and Regulations and the terms of the balance of this Lease, the terms of the balance of this Lease shall prevail. Such Rules and Regulations may differentiate between different types of businesses in the Building, and the Landlord shall have no obligation to enforce any Rule or Regulation or the provisions of any other lease against any other tenant, and the Landlord shall have no liability to the Tenant with respect thereto and shall not be liable to the Tenant for violation of the same by any other tenant, its servants, employees, agents, assigns or licensees.

Section 12.02      Delay

Except as expressly provided in this Lease, whenever the Landlord or Tenant is delayed in the fulfilment of any obligation under this Lease (other than the payment of Rent and surrender of the Premises on termination) by an unavoidable occurrence which is beyond the reasonable control (except a delay caused by lack of funds or other financial reason) of the party delayed in performing such obligation, then the time for fulfilment of such obligation shall be extended during the period in which such circumstances operate to delay the fulfilment of such obligation.

Section 12.03      Overholding

If the Tenant remains in possession of the Premises after the end of the Term with the written consent of the Landlord (which consent shall not be unreasonably or arbitrarily withheld, it being acknowledged that it is reasonable for the Landlord to withhold consent if it has leased or is actively leasing the Premises) but without having executed and delivered a new lease or an agreement extending the Term, there shall be no tacit renewal of this Lease, and the Tenant shall be deemed to be occupying the Premises as a Tenant from month to month at a monthly Net Rent payable in advance on the first day of each month equal to 125% for the first 60 days and then thereafter 150% of the monthly amount of Net Rent payable during the last month of the Term, and otherwise upon the same terms as are set forth in this Lease, so far as these are applicable to a monthly tenancy.

Section 12.04      Waiver

The waiver by the Landlord or the Tenant of a breach of a term, covenant or condition herein contained must be in writing and shall not be deemed to be a waiver of any continuing or subsequent breach of the same or another term, covenant or condition herein contained. No waiver shall be inferred from or implied by anything done or omitted by the Landlord or the Tenant. The subsequent acceptance of Rent by the Landlord shall not be deemed to be a waiver of a preceding breach by the Tenant of a term, covenant or condition of this Lease, other than the failure of the Tenant to pay the particular Rent accepted.

Section 12.05      Expropriation

If at any time during the Term, the whole or any part of the Premises, or a substantial or material portion of the Building or Complex rendering continuing occupancy of the Premises impractical shall be taken by any lawful power or authority by the right of expropriation, the Landlord may, at its option, give notice to the Tenant terminating this Lease on the date when the Tenant or Landlord is required to yield up possession thereof to the expropriating authority. Upon such termination, or upon termination by operation of law, as the case may be, the Tenant shall immediately surrender the Premises and all of its interest therein, and the Rent shall abate and be apportioned to the date of termination and the Tenant shall forthwith pay to the Landlord the apportioned Rent which may be due to the Landlord to such date. The Tenant shall have no claim upon the Landlord for the value of its property or the unexpired Term, but the parties shall each be entitled to separately advance their claims for compensation for the loss of their respective interest in the Premises and the parties shall be entitled to receive and retain such compensation as may be awarded to each respectively. If an award of compensation made to the Landlord specifically includes an award for the Tenant, the Landlord shall account therefor to the Tenant.

Section 12.06      Fire Drills

The Landlord may from time to time conduct fire drills and emergency procedures, test emergency procedures, and test fire alarms and other emergency devices without being in breach of its covenant of quiet enjoyment. The Tenant shall participate, and shall cause its employees and invitees to participate, in such drills and procedures without holding the Landlord liable for any damage, injury, or loss caused thereby.

Section 12.07      Energy Conservation

The Tenant covenants with the Landlord to cooperate with the Landlord and to comply with all regulations, orders, laws and requirements passed by any governmental authorities or other agencies having jurisdiction respecting energy conservation in relation to the use, occupancy, maintenance and operation of the Building or the Parking Facilities, or any part thereof. The Tenant shall, at its cost, comply with all reasonable requests and demands of the Landlord made with a view to energy conservation. Any costs the Landlord incurs in an effort to promote energy conservation in the Building or the Parking Facilities and complying with such regulations, orders, laws and requirements in the Building or the Parking Facilities shall be added to Operating Costs in the financial year of the Landlord or portion thereof that such expenditures are incurred. The Landlord shall not be liable as a result of being compelled to undertake any action or work to comply with any such regulations, orders, laws and requirements even where the same results in a reduction, change, or elimination in heating, ventilation or air-conditioning in the Premises, Building or Complex, or any part thereof, or any other service or utility provided by the Landlord.

Section 12.08      Registration

Neither the Tenant nor anyone claiming under the Tenant shall register this Lease or any Transfer without the prior written consent of the Landlord provided, however, that the Tenant shall have the right to register a short form of this Lease for the purposes of giving notice of this Lease provided that: (i) the Tenant obtains the prior written approval of the Landlord as the form and content of such document, which approval shall not be unreasonably withheld or delayed; and (ii) the cost of preparing any plans required for the preparation and registration of such document shall be borne by the Tenant. Subject to the foregoing the Tenant hereby waives any right which the Tenant may have to require the Landlord to deliver in registrable form or to provide a plan of the Premises acceptable to the land title office or other office of public record for registration or filing purposes.

Section 12.09      Accord and Satisfaction

No payment by the Tenant or receipt of the Landlord of a lesser amount than the monthly instalment of Net Rent and Additional Rent herein stipulated will be deemed to be other than on account of the earliest stipulated monthly instalment of Net Rent and Additional Rent, nor will an endorsement or statement on a cheque or in a letter accompanying a cheque or payment as Rent be deemed an acknowledgement of full payment or an accord and satisfaction, and the Landlord may accept a cheque or payment without prejudice to the Landlord’s right to recover the balance of the Rent or pursue any other remedy. No payment of Rent hereunder made by any third party and accepted by the Landlord will constitute or in any way be interpreted to be the consent or acknowledgement by the Landlord to an assignment or subletting by the Tenant.

Section 12.10      Notices

Any notice, consent or other instrument which may be or is required to be given under this Lease shall be in writing and shall be delivered in person or sent by facsimile or by registered mail postage prepaid, addressed: (a) if to the Landlord: c/o The Cadillac Fairview Corporation Limited, 20 Queen Street West, 5th Floor, Toronto, Ontario, M5H 3R4, Attention: Executive Vice President, Property Management, facsimile no. (416) 598-8222, with a copy to the Building Manager, and (b) if to the Tenant, at the Premises to the attention of the Chief Financial Officer with a copy to Bull, Housser & Tupper, Barristers & Solicitors, 3000-1055 West Georgia Street, Vancouver, B.C. V6E 3R3, facsimile no. (604) 641-4949, (Attention: George Burke. Any such notice or other instrument shall be deemed to have been given and received on the day upon which personal delivery or any facsimile delivery is made if during normal business hours on a Business Day, failing which, it shall be deemed to be received on the next following Business Day or, if mailed, then 3rd Business Day following the date of mailing. Either party may give notice to the other of any change of address and after the giving of such notice, the address therein specified is deemed to be the address of such party for the giving of notices. If postal service is interrupted or substantially delayed, all notices or other instruments shall be delivered in person.

Section 12.11      Successors

The rights and liabilities created by this Lease extend to and bind the successors and assigns of the Landlord and the heirs, executors, administrators and permitted successors and assigns of the Tenant. No rights, however, shall enure to the benefit of any Transferee unless the provisions of Article VIII are complied with.

Section 12.12      Joint and Several Liability

If there is at any time more than one Tenant or more than one Person constituting the Tenant, their covenants shall be considered to be joint and several and shall apply to each and every one of them. If the Tenant is or becomes a partnership, each Person who is a member, or shall become a member, of such partnership or its successors shall be and continue to be jointly and severally liable for the performance of all covenants of the Tenant pursuant to this Lease, whether or not such Person ceases to be a member of such partnership or its successor.

Section 12.13      Captions and Section Numbers

The captions, section numbers, article numbers and table of contents appearing in this Lease are inserted only as a matter of convenience and in no way affect the substance of this Lease.

Section 12.14      Extended Meanings

The words “hereof”, “hereto” and “hereunder” and similar expressions used in this Lease relate to the whole of this Lease and not only to the provisions in which such expressions appear. This Lease shall be read with all changes in number and gender as may be appropriate or required by the context.

Section 12.15      Partial Invalidity

All of the provisions of this Lease are to be construed as covenants even though not expressed as such. If any such provision is held or rendered illegal or unenforceable it shall be considered separate and severable from this Lease and the remaining provisions of this Lease shall remain in force and bind the parties as though the illegal or unenforceable provision had never been included in this Lease.

Section 12.16      Entire Agreement

This Lease and the Schedules and riders, if any, attached hereto and the Lease Proposal, set forth the entire agreement between the Landlord and Tenant concerning the Premises and there are no agreements or understandings between them other than as are herein set forth. Subject to Section 12.01, this Lease and its Schedules and riders may not be modified except by agreement in writing executed by the Landlord and Tenant. In the event of any inconsistency between the provisions of this Lease and the provisions of the Lease Proposal, the provisions of this Lease shall prevail. Acceptance of, or acquiescence in, a course of performance rendered under any prior agreement between the parties or their officers, employees, representatives, agents or affiliates shall not be relevant or admissible to determine the meaning of any of the terms of this Lease. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition, to this Lease shall be binding upon the Landlord or the Tenant unless reduced to writing and signed by them.

Section 12.17      Governing Law

This Lease shall be construed in accordance with and governed by the laws of the Province of British Columbia.

Section 12.18       Time of the Essence

Time is of the essence of this Lease.

Section 12.19       Quiet Enjoyment

If the Tenant pays Rent, fully observes and performs all of its obligations under this Lease, and there has been no Event of Default which remains outstanding, the Tenant shall be entitled to peaceful and quiet enjoyment of the Premises for the Term without interruption or interference by the Landlord or any Person claiming through the Landlord.

Section 12.20      Indemnity Agreement/Letter of Credit

The Tenant agrees that by no later than December 1, 2002 it shall either: (i) cause the Indemnifier to execute and deliver to the Landlord an indemnity agreement in form attached as Schedule “E” hereto, subject to reasonable negotiation between the Landlord and the Indemnifier, with respect to this Lease and any and all renewals hereof (the “Indemnity Agreement”); or (ii) deliver to the Landlord a Letter of Credit in the amount of $5,000,000 as security for any and all obligations of the Tenant hereunder or otherwise with respect to the Premises at any time after the occurrence of a Trigger Event. Subject to the Tenant not then being in default hereunder, the amount of the Letter of Credit shall amortize over a 10 year period on a straight-line basis. For greater certainty, if the Tenant desires to cause the Indemnifier to execute and deliver the Indemnity Agreement and if the Landlord and the Tenant cannot agree on the form of such indemnity agreement, each acting reasonably, within a reasonable period thereafter, the Tenant shall be obliged to deliver the Letter of Credit.

The Tenant shall: (i) forthwith notify the Landlord of the occurrence of any Trigger Event; and (ii) until a Trigger Event shall have occurred, provide to the Landlord upon written request within 60 days of the end of each Lease Year, an officer’s certificate of the Tenant certifying that no Trigger Event has occurred, together with all necessary evidence to support such conclusion.

Section 12.21      Special Provisions

The Landlord and the Tenant confirm for greater certainty that the provisions set forth in Schedule “F” hereto form an integral part of this Lease.

Section 12.22      Telephone and Computer Systems

The Tenant will be responsible for its own telephone installation and any related charges or repair bills to telephone communications equipment. Throughout the Term of the Lease, the Landlord shall use commercially reasonable efforts to ensure that multiple, non-exclusive competitive telecommunications service providers are available to all tenants within the Building.

The parties understand that the Building contains one or more rooms where the fibre optic and telephone equipment for the Building is situated (hereinafter referred to as the “Riser Rooms”) and the Tenant agrees that all Riser Rooms shall be for the sole and exclusive use of the Landlord. The Tenant shall subject to the terms hereinafter set forth, not use the equipment contained in the Riser Rooms, install or instruct the installation of any additional equipment, whether telephone equipment, fibre optic equipment or otherwise, without first obtaining the Landlord’s written consent to same, which consent may not be unreasonably withheld, including the payment of an additional fee, the amount of which shall be at market rates. If the Landlord elects to retain a riser manager (the “Riser Manager”), the Tenant will, to the extent directed by the Landlord: (i) recognize the Riser Manager as the duly authorized representative of the Landlord; (ii) abide by all policies, directions and decisions of the Riser Manager, provided such policies, directions and decisions do not materially adversely affect or interfere with the manner in which the Tenant conducts its business; (iii) pay directly to the Riser Manager its reasonable charges for services provided directly to the Tenant including, but not limited to, the cost of reviewing plans and specifications, inspecting work performed on behalf of the Tenant and supervision of the work; and (iv) pay a pro-rated share of the charges and fees reasonably paid by the Landlord to the Riser Manager for riser management services and such charges and fees will constitute part of the Operating Costs.

The Landlord may elect to provide existing and future telecommunications service providers with access to the Building in order to provide service to tenants of the Building, and may provide a central distribution system (a “CDS”) in the Building for use by providers of telecommunications services. To the extent the Landlord determines the CDS will include a main cross connection point for use by telecommunications service providers utilizing the Building, the main cross connection point will serve as the prime demarcation point for service providers, including the Tenant and as the origination point of the CDS. The telephone closet cross connection block on each floor of the Building will serve as the secondary demarcation point, and as the termination point of the CDS on that floor, and the Landlord may charge all or any of such service providers (including the Tenant) a fee or fees in connection with all matters relating to the CDS.

Subject to the foregoing, the Tenant may utilize a telecommunication service provider of its choice with Landlord’s prior written consent, which consent the Landlord may not unreasonably withhold or delay and subject to the following:

(a)	the service provider shall execute and deliver Landlord’s standard form of license agreement which shall include a provision for Landlord to receive compensation for the use of the space for the service provider’s equipment and materials;

(b)	Landlord shall incur no expense or liability whatsoever with respect to any aspect of the provision of telecommunication services, including without limitation, the cost of installation, service, materials, repairs, maintenance, interruption or loss of telecommunication service;

(c)	Landlord must first reasonably determine that there is sufficient space in the risers of the Building for the installation of the service provider’s equipment and materials;

(d)	Tenant shall indemnify and hold harmless Landlord for all losses, claims, demands, expenses, and judgments against Landlord caused by or arising out of, either directly or indirectly, any acts or omissions by the service provider; and

(e)	Tenant shall incorporate in its agreement with its service provider a provision granting the Tenant the right to terminate the service provider agreement if required to do so by the Landlord as a result of any default by the service provider of the obligations contemplated herein or in the service provider agreement or as a result of such service provider’s acts or omissions detrimentally impacting upon the operation of the CDS or upon any other tenant’s service provider, the Landlord or its Riser Manager, in each case as determined by the Landlord, acting reasonably, and subject to the foregoing, Landlord shall have the right at any time from time to time during the Term to require Tenant at its expense to exercise the termination right and to contract for telecommunication service with a different service provider.

As part of the Tenant’s Work, the Tenant shall be responsible for the costs associated with the supply and installation of telephone, computer and other communication equipment and systems related wiring within the Premises to the boundary of the Premises for hook up or other integration with telephone and other communication equipment and systems of a telephone or other communication service provider, which equipment and systems of the service provider are located or are to be located in the Building pursuant to Landlord’s standard form of license agreement.

Landlord shall supply space in risers in the Building and space on floor(s) of the Building in which the Premises are located, the location of which shall be designated by Landlord in its discretion, to telecommunication service providers who have entered into Landlord’s standard form of license agreement for the purpose, without any cost or expense to Landlord therefor, of permitting installation in such risers and on such floor(s) of telephone and other communication services and systems (including data cable patch panels) to the Premises at a point designated by Landlord.

Landlord shall have the right to assume control of cables and other telecommunication equipment in the Building (excluding the Premises) and may designate them as part of the Common Areas.

Section 12.23      Execution

If the Tenant is a corporation, the Tenant confirms and agrees that this Lease has been executed by its authorized signatories and that if only one signatory has signed this Lease, the Tenant is authorized by its articles of incorporation or other constating documents to execute leases by such sole authorized signatory and if this Lease is not executed under seal by the Tenant, the Tenant is authorized by its articles of incorporation or other constating documents to execute leases without a seal.

Section 12.24      Arbitration

Save and except as otherwise specifically provided in the Lease, whenever there is a dispute between the parties to this Lease, either the Landlord and the Tenant may deliver to the other written notice requiring arbitration. If the Landlord and the Tenant are unable to agree on an arbitrator within five (5) days after the date of receipt of such notice, either party may apply to the superior court of competent jurisdiction of the Province of British Columbia for the appointment of a single arbitrator under the provisions of the commercial arbitration or arbitration legislation then in force in the Province. The Landlord and the Tenant will irrevocably authorize and instruct the arbitrator to determine the dispute without bias toward or against either party. Any submission to arbitration will be deemed to be a submission under the commercial arbitration legislation then in force in the Province of British Columbia, except that any limitation on the remuneration of the arbitrator will not apply. The arbitrator’s determination of the dispute will be conclusive and binding on the Landlord and the Tenant. Costs will be awarded in the arbitrator’s discretion. Each of the Landlord and the Tenant will co-operate with the arbitrator fully and expeditiously.

IN WITNESS WHEREOF the Landlord and Tenant have duly executed this Lease.

ONTREA INC

(Landlord)

Per:	/s/ John. M. Sullivan

Authorized Signature
Per:

Authorized Signature

ELECTRONIC ARTS (CANADA), INC

(Tenant)

Per:	/s/ Howard Donaldson

Authorized Signature
Per:

Authorized Signature

I/We have authority to bind the corporation.

SCHEDULE “A” — LEGAL DESCRIPTION

Those lands in Vancouver, British Columbia, legally described as:

Parcel Identifier:       023 166 371

Lot 3

District Lot 541 and of the Public Harbour of Burrard Inlet

Group 1

New Westminster District

Plan LMP 23953

SCHEDULE “B” — FLOOR PLAN OF THE PREMISES

SCHEDULE “C” — DEFINITIONS

In this Lease and in the Schedules to this Lease:

1.	“Additional Rent” means all sums of money or charges required to be paid by the Tenant under this Lease (except Net Rent) whether or not the same are designated “Additional Rent” or are payable to the Landlord or otherwise.

2.	“Affiliate” has the meaning ascribed thereto in the Business Corporations Act (Canada).

3.	“Alterations” means all repairs, replacements, improvements or alterations to the Premises by the Tenant.

4.	“Architect” means the architect or engineer from time to time named by the Landlord.

5.	“Building” means the multi-storey building known municipally as 250 Howe Street, Vancouver, British Columbia and generally as “PricewaterhouseCoopers Place” which forms part of the Complex, including the roof thereof and including all premises rented or intended to be rented therein, whether for office, retail, banking or other purposes; and facilities serving the Building or having utility in connection therewith, as determined by the Landlord, whether or not located directly under the Building, which areas and facilities may include, without limitation, internal malls, sidewalks and plazas, exhibit areas, storage and mechanical areas, janitor rooms, mail rooms, telephone, mechanical and electrical rooms, stairways, escalators, elevators, truck and receiving areas, driveways, parking facilities, loading docks and corridors and includes all other buildings, structures or improvements relating thereto and erected on or about the Lands from time to time, including, without limitation, any lands, structures, easements or appurtenances to or in favour of the Lands used as part of or in connection with the Building, all outside areas, landscaped areas, roadways and driveways, ramps, outside and covered parking areas and walkways, existing or to be constructed from time to time, in, under or upon the Lands and any additions, expansions and improvements made thereon.

6.	“Business Day” means any day of the week other than a Saturday, Sunday or any statutory holiday in either of the Provinces of Ontario or British Columbia.

7.	“Capital Tax” is an amount determined by multiplying each of the “Applicable Rates” by the “Building Capital” and totalling the products. “Building Capital” is the amount of capital which the Landlord determines, without duplication, is invested from time to time by the Landlord, the owners, or all of them, in doing all or any of the following: acquiring, developing, expanding, redeveloping and improving the Lands and Building. Building Capital will not be increased by any financing or refinancing except to the extent that the proceeds are invested directly as Building Capital. An “Applicable Rate” is the capital tax rate specified from time to time under any statute of Canada and any statute of the Province which imposes a tax in respect of the capital of corporations. Each Applicable Rate will be considered to be the rate that would apply if none of the Landlord or the owners employed capital outside of the Province.

8.	“Change of Control” means, in the case of the Tenant, the transfer or issue by sale, assignment, subscription, transmission on death, mortgage, charge, security interest, operation of law or otherwise, of any of the Tenant’s shares, voting rights or interest which would result in any change in the ownership of the Tenant.

9.	“Commencement Date” means May 1, 2003. Provided, however, that if the Possession Date should be delayed beyond November 15, 2002, the Commencement Date shall be extended by each day that the Possession Date is so delayed.

10.	“Complex” means the multi-use commercial development located on and in the area of the Lands which is comprised of the Building, the office building and parking facilities known as Granville Square, the office, retail and parking developments known as The Station and Waterfront Centre, the Parking Facilities and all other buildings, improvements and facilities relating thereto from time to time.

11.	“CPI” shall mean (a) the Consumer Price Index (All Items for Regional Cities, base year 1992=100) for Vancouver, or if there is no Consumer Price Index for that city, for the city in Canada nearest the Building for which there is a Consumer Price Index published by Statistics Canada (or by a successor or other governmental agency, including a provincial agency), or (b) if the Consumer Price Index is no longer published, an index published in substitution for the Consumer Price Index or any replacement index designated by the Landlord. If a substitution is required, the Landlord will make the necessary conversions. If the base year for the Consumer Price Index (or the substituted or replacement index) is changed by Statistics Canada (or by its successor or other governmental agency) the Landlord will make the necessary conversion. If any calculation is required to be made under this Lease based on CPI as at a particular date or for a particular period and the CPI for such date or period is not available as at the time the calculation is required to be made, the Landlord shall be entitled to estimate the CPI for the purposes of such calculation, subject to adjustment following the CPI for the relevant date or period becoming available.

12.	“Designated Premises” shall have the meaning ascribed thereto in Section 2.05(d).

13.	“Environmental Laws” means all applicable federal, provincial and municipal laws, regulations, by-laws, standards, requirements, ordinances, codes, policies, guidelines, orders, notices, permits or directives, or parts thereof, pertaining to protection, conservation, utilization, impairment or degradation of the environment in effect as of the date hereof and as may be brought into effect or amended at a future date.

14.	An “Event of Default” shall occur whenever:

(a)	any Rent is in arrears and is not paid within seven (7) Business Days after written demand by the Landlord;

(b)	the Tenant has breached any of its obligations in this Lease (other than the payment of Rent) and: (i) fails to remedy such breach within fifteen (15) days (or such shorter period as may be expressly provided in this Lease); or (ii) if such breach cannot be reasonably remedied within fifteen (15) days or such shorter period, the Tenant fails to commence to remedy such breach within such fifteen (15) days or shorter period or thereafter fails to proceed diligently to remedy such breach to completion; in either case after notice in writing from the Landlord;

(c)	the Tenant or any Indemnifier becomes bankrupt or insolvent or takes the benefit of any statute for bankrupt or insolvent debtors or makes any proposal, assignment or arrangement with its creditors, or any steps are taken or proceedings commenced by any Person for the dissolution, winding-up or other termination of the Tenant’s existence or the liquidation of its assets;

(d)	any execution, attachment or similar process shall be issued against the Tenant or any encumbrancer shall take any action or proceeding whereby any of the improvements, trade fixtures, furnishings or personal property on the Premises or any portion thereof shall be taken or attempted to be taken by someone other than the Tenant, unless such execution, attachment or similar process, action or proceeding be set aside, vacated, discharged or abandoned within 10 days after its commencement;

(e)	an order shall be made or an effective resolution passed for the winding-up or liquidation of the Tenant or the surrender or forfeiture of its charter;

(f)	a trustee, receiver, receiver/manager or like Person is appointed with respect to all or part of the business or assets of the Tenant or any Indemnifier;

(g)	the Tenant makes a sale in bulk of all or a substantial portion of its assets other than in conjunction with a Transfer approved by the Landlord;

(h)	this Lease or any of the Tenant’s assets are taken under a writ of execution;

(i)	the Tenant purports to make a Transfer other than in compliance with the provisions of this Lease;

(j)	the Tenant abandons or attempts to abandon the Premises or disposes of its goods so that there would not after such disposal be sufficient goods of the Tenant on the Premises subject to distress to satisfy Rent for at least 3 months, or the Premises become vacant and unoccupied for a period of 10 consecutive Business Days or more without the consent of the Landlord;

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(k)	any insurance policies covering any part of the Building or any occupant thereof are actually or threatened to be cancelled or adversely changed as a result of any use or occupancy of the Premises;

(l)	if the Tenant shall default in the full and timely performance of any covenant of this Lease and any such default shall be repeated 2 times in any Lease Year, notwithstanding that such defaults may have been cured within the period after notice has been provided pursuant to Subsections (a) or (b) hereof;

(m)	if an Event of Default as defined in this paragraph occurs with respect to any lease or agreement under which the Tenant occupies other premises in the Building; or

(n)	if the Tenant or any Indemnifier is a corporation and at any time during the Term does not remain in good standing with the applicable governmental authority and such failure is not remedied within a reasonable period of time.

15.	“Fiscal Year” means (i) the period of time commencing on the Commencement Date and ending on the last day of the next ensuing October; and (ii) thereafter the period of time commencing on the first day of November and ending on the last day of the next ensuing October, or (iii) the fiscal period designated by the Landlord from time to time.

16.	“Fixturing Period” means the period commencing on Possession Date and ending at 11:59 p.m. on the day preceding the Commencement Date.

17.	“Hazardous Substance” means any substance or material whose discharge, release, use, storage, handling or disposal is regulated, prohibited or controlled, either generally or specifically, by any governmental authority pursuant to or under any Environmental Laws, including, but not limited to, any contaminant, pollutant, deleterious substance, or material which may impair the environment, petroleum and other hydrocarbons and their derivatives and by-products, dangerous substances or goods, asbestos, gaseous, solid and liquid waste, special waste, toxic substance, hazardous or toxic chemical, hazardous waste, hazardous material or hazardous substance, either in fact or as defined in or pursuant to any Environmental Laws.

18.	“Indemnifier” means Electronic Arts, Inc., its successors and assigns.

19.	“Landlord” means the party named as landlord on the first page of this Lease, and those for whom it is responsible in law.

20.	“Landlord’s Work” means the items of work to be completed by the Landlord with respect to the Premises as described in the Lease Proposal and as described in this Lease.

21.	“Lands” means the lands situated in the City of Vancouver in the Province of British Columbia on which the Building will be constructed, as more particularly described in Schedule “A”, or as such lands may be expanded or reduced from time to time by the Landlord.

22.	“Lease” or “lease” means this document as originally signed, sealed and delivered or as amended from time to time, which amendments shall be in writing, signed, sealed and delivered by both the Landlord and the Tenant.

23.	“Lease Proposal” means the offer to lease dated the 30th day of August, 2002, as amended, between the Landlord and the Tenant with respect to the Premises.

24.	“Lease Year” means the twelve (12) month period commencing on the Commencement Date unless the Commencement Date is not the first day of the month in which case it will commence on the first day of the month immediately following the Commencement Date, and each twelve (12) month period thereafter.

25.	“Leasehold Improvements” mean leasehold improvements in the Premises determined according to common law, and shall include, without limitation, all fixtures, improvements, installations, alterations and additions from time to time made, erected or installed in the Premises by or on behalf of the Tenant or any previous occupant of the Premises, including signs and lettering, partitions, doors and hardware, however affixed and whether or not movable, all mechanical, electrical and utility installations and all carpeting and drapes with the

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exception only of furniture and equipment not in the nature of fixtures. For greater certainty, under no circumstances whatsoever shall Leasehold Improvements include any Trade Fixtures.

26.	“Letter of Credit” means an irrevocable, unconditional and transferable letter of credit in favour of the Landlord (including, without limitation, a requirement that such Letter of Credit shall either automatically renew or shall provide that if it is not renewed at least 30 days prior to its expiry, Landlord may draw thereon and such Letter of Credit shall provide for partial drawings thereunder) issued by one of the five largest Canadian chartered banks listed in Schedule 1 to the Bank Act (Canada) and shall otherwise be in such form and substance as is satisfactory to the Landlord, acting reasonably.

27.	“Mortgage” means any and all mortgages, charges, debentures, security agreements, trust deeds, hypothecs or like instruments resulting from financing, refinancing or collateral financing (including renewals or extensions thereof) made or arranged by the Landlord of its interest in all or any part of the Building or Lands.

28.	“Mortgagee” means the holder of, or secured party under, any Mortgage and includes any trustee for bondholders.

29.	“Net Rent” means the annual rent payable by the Tenant under Section 2.02.

30.	“Normal Business Hours” means the hours from 7:00 a.m. to 6:00 p.m. (or 7:00 p.m. where such definition applies to the hours of operation of the HVAC systems) on Mondays through Fridays and the hours from 8:00 a.m. to 1:00 p.m. on Saturday, unless any such day is a statutory holiday, legal or civic holiday in British Columbia.

31.	“Operating Costs” means for any period designated by the Landlord any amounts paid or payable whether by the Landlord or by others on behalf of the Landlord for maintenance, operation, repair, replacement to and administration of the Lands and Building, including without limitation the fitness centre (which shall be deemed to be $0.19 per square foot in this first lease year), the conference centre and the Parking Facilities, or reasonably and fairly allocated by the Landlord to the Lands and Building and portions of the Complex and for services provided generally to tenants of the Building, calculated as if the Building were 100% occupied by tenants during the Term, including without limitation or duplication:

(a)	the cost of insurance which the Landlord is obligated or permitted to obtain under this Lease and any deductible amount applicable to any claim made by the Landlord under such insurance;

(b)	the cost of security, janitorial, cleaning, landscaping, window cleaning, garbage removal and snow removal services, the cost of providing loudspeakers, public address and musical broadcasting systems and providing fire protection and detection systems, communications systems and connections;

(c)	the cost of heating, ventilating and air-conditioning;

(d)	the cost of fuel, steam, water, electricity, telephone and other utilities used in the maintenance, operation or administration of the Building, including the replacement of building standard electric bulbs, tubes, starters and ballasts; including charges and imposts related to such utilities to the extent such costs, charges and imposts are not recovered from other tenants;

(e)	on-site management office expenses of operation (or to the extent there is no on-site management offices, a portion of the operating expenses of the off-site management office bearing responsibility for, inter alia, the Building determined by the Landlord on an equitable basis), and salaries, wages and other amounts paid or payable for all personnel involved in the repair, maintenance, operation, management, security, supervision or cleaning of the Building, including fringe benefits, employment and worker’s compensation insurance premiums, pension plan contributions and other employment costs and the cost of engaging contractors for the repair, maintenance, security, supervision or cleaning of the Building;

(f)	auditing, accounting, legal and other professional and consulting fees and disbursements;

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(g)	the costs:

(i)	of repairing, operating and maintaining the Building and the equipment serving the Building and of all replacements and modifications to the Building or such equipment, including those made by the Landlord in order to comply with laws or regulations affecting the Building;

(ii)	incurred by the Landlord in providing and installing energy conservation equipment or systems and life safety systems;

(iii)	incurred by the Landlord to make alterations, replacements or additions to the Building intended to reduce operating costs, improve the operation of the Building or maintain its operation as a first class office building; and,

(iv)	incurred to replace machinery or equipment which by its nature requires periodic replacement;

all to the extent that such costs are fully chargeable in the Fiscal Year in which they are incurred in accordance with sound accounting principles;

(h)	the cost of the rental of all equipment, supplies, tools, materials and signs;

(i)	all costs incurred by the Landlord in administering, contesting or appealing taxes or related assessments including legal, appraisal and other professional fees, and administration and overhead costs;

(j)	Capital Tax (unless the Landlord is Ontrea Inc. and Ontrea Inc. continues to be exempt from the payment of Capital Tax), any Tenant’s Taxes which may be imposed on the Landlord, or its managing agents, by reason of its operation of the Building and water rates, special licence fees or levies for the Building other than Taxes, Other Taxes and Tenant’s Taxes;

(k)	depreciation or amortization of the costs referred to in paragraph 31(g) above as determined by the Landlord in accordance with sound accounting principles, if such costs (in accordance with sound accounting principles) have not been charged fully in the Fiscal Year in which they are incurred;

(l)	interest calculated at 2 percentage points above the average daily prime bank commercial lending rate charged during such rental year by any Canadian chartered bank designated from time to time by the Landlord upon the undepreciated or unamortized balance of the costs referred to in paragraph 31(k); and

(m)	an administrative overhead charge equal to 15% of the aggregate of all of the foregoing costs and amounts.

“Operating Costs” in respect of the Complex which the Landlord determines are not exclusive to the Building but which serve or benefit the Building and the tenants or invitees thereof (including, without limitation, the Parking Facilities), will be allocated by the Landlord amongst the various components of the Complex in accordance with reasonable, equitable and current practices relevant to multi-use commercial developments adopted by the Landlord on a basis consistent with the benefits derived by the components of the Complex and having regard to the nature of the particular cost and expense being allocated. For greater certainty, no cost will be allocated to the Building if the tenants of the Building or the users of the Parking Facility do not derive any benefit from such cost

Operating Costs shall exclude or have deducted from them as the case may be, all as calculated in accordance with Canadian generally accepted accounting principles consistently applied:

(aa)	all amounts which otherwise would be included in Operating Costs which are recovered by the Landlord from tenants (other than under sections of their leases comparable to Section 2.03 of this Lease);

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(bb)	such of the Operating Costs as are recovered from insurance proceeds, warranties or guarantees, to the extent such recovery represents reimbursements for costs previously included in Operating Costs;

(cc)	interest on debt and capital retirement of debt;

(dd)	ground rent payable by the Landlord to the owner of the Lands under any ground lease of the Lands;

(ee)	commissions and other expenses payable in connection with the marketing and leasing of the Building including the cost of any leasehold improvement allowance or other inducement paid to tenants of the Building; and

(ff)	the amount of any goods and services tax (“G.S.T.”) paid or payable by the Landlord on the purchase of goods and services included in Operating Costs which may be available to the Landlord as a credit in determining the Landlord’s net tax liability or refund on account of G.S.T.

32.	“Other Taxes” means any and all goods and services tax, sales tax, multi-stage tax, value added tax, consumption tax or any other similar taxes, levies, duties and assessments (other than income taxes) imposed on the Landlord, the Tenant or both of them with respect to:

(i)	any or all amounts payable by the Tenant to the Landlord as Rent; and

(ii)	this Lease, or services supplied or provided by the Landlord in accordance with the terms of this Lease,

which Other Taxes shall be determined and paid by the Tenant in accordance with the provisions of Article II, but not including any goods and services taxes that the Tenant has agreed to pay pursuant to this Lease.

33.	“Overhead Charge” means a sum equal to 15% of the applicable cost incurred representing the Landlord’s overhead.

34.	“Parking Facilities” means the parking facility forming part of the Complex which is located on both the Lands and lands adjacent thereto or within 300 feet thereof, which are owned or controlled by the Landlord and which serve the Complex.

35.	“Person” means any person, firm, partnership or corporation, or any group or combination of persons, firms, partnerships or corporations.

36.	“Possession Date” means the date that construction of the Building and the Landlord’s Work with respect to the Premises has been completed to the extent required to permit the Tenant to commence the Tenant’s Work and the Tenant has been provided possession of the whole of the Premises for such purposes, it being acknowledged that the Landlord shall not be required to provide to the Tenant the cross-over corridors until December 9, 2002 and that, subject to the foregoing, if the Landlord’s Work has been completed to the state described above, the Possession Date shall be deemed to have occurred.

37.	“Premises” means the premises leased to the Tenant described in Section 1.01 and includes Leasehold Improvements in such premises.

38.	“Proportionate Share” means a fraction which has as its numerator the Rentable Area of the Premises and as its denominator the Total Rentable Area of the Building, but in the case of calculating the Tenant’s share of Taxes and Operating Costs means a fraction which has its numerator the Rentable Area of the Premises and as its denominator the aggregate of the Rentable Area of each floor in the Building used or intended to be used for office purposes, calculated as if each floor is occupied by one tenant and making the same exclusions as set out in Paragraph 50 below.

39.	“Province” means the province in which the Building is located.

40.	“Rent” means the aggregate of Net Rent and Additional Rent.

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41.	“Rentable Area” means with reference to the Premises or any other premises in the Building means the area of the Premises, or such other premises, expressed in square feet in accordance with the BOMA American National Standard ANSI Z65.1-1980 (Reaffirmed 1989) method of floor measurement for office buildings in Canada, as contemplated in Section 2.09.

42.	“Revenues” means, in connection with the Tenant, the Tenant’s revenues for its fiscal year recognized based on product development expenses incurred on behalf of Electronic Arts Inc. on a cost plus basis or as determined in accordance with generally accepted accounting principles, whichever is greater.

43.	“Rules and Regulations” means the rules and regulations adopted and promulgated by the Landlord from time to time pursuant to Section 12.01. The Rules and Regulations existing as at the Commencement Date are those set out in Schedule “D”.

44.	“Share” shall have the meaning ascribed thereto in Section 2.05(d).

45.	“Taxes” means all taxes, levies, charges, local improvement rates and assessments whatsoever, (including but not limited to, any present or future commercial concentration tax or levy and every other tax, rate, duty, levy or assessment charged or assessed based upon the floor area of a building or any part or parts thereof) assessed or charged against the Building and the Lands or any part thereof by any lawful taxing authority and including any amounts assessed or charged in substitution for or in lieu of any such taxes, but excluding only such taxes as capital gains taxes, corporate, income, profit or excess profit taxes to the extent such taxes are not levied in lieu of any of the foregoing against the Building or Lands or the Landlord in respect thereof. Taxes shall in every instance be calculated on the basis of the Total Rentable Area of the Building being fully assessed and taxed at prevailing commercial tax rates for occupied space for the period for which Taxes are being calculated. Provided, however, that if there is any local improvement, charge or assessment which has directly resulted by virtue of any redevelopment initiated by the Landlord of any portion of the Complex (other than the Building, the Lands and/or the Parking Facilities) which does not result in a benefit to any tenant in the Building, such local improvement, charge or assessment shall be excluded from the determination of “Taxes” for the purposes of this Lease.

46.	“Tenant” means the party named as tenant on the first page of this Lease, and those for whom it is responsible in law.

47.	“Tenant’s Taxes” means all business, sales, machinery or other taxes, rates, duties, assessments, licence fees and other charges levied, charged or imposed by any competent authority with respect to the business operations of the Tenant or the equipment and facilities of the Tenant or other occupant of the Premises on or in the Premises and in respect of the Tenant’s use or occupation of the Premises and every business carried on therein (including every subtenant or licensee), whether imposed on the Landlord or Tenant.

48.	“Tenant’s Work” means all items of work, other than the Landlord’s Work, which are necessary to properly complete the Premises ready for use and occupancy of the Tenant for the purpose of its business.

49.	“Term” means the period of time set out in Section 1.02.

50.	“Total Rentable Area of the Building” means the aggregate of the Rentable Area of each floor in the Building intended for office or retail use as if each floor is occupied by one tenant, all as determined by the Architect. The Total Rentable Area of the Building shall: (a) exclude the main telephone, mechanical, electrical and other utility rooms and enclosures, public lobbies on the ground floor, and other public space common to the entire Building; and, (b) be adjusted by the Architect from time to time to take account of any structural, functional or other change affecting the same.

51.	“Trade Fixtures” means trade fixtures as determined at common law and shall include without limitation, speciality millwork, shelving, partitions, speciality lighting fixtures, telecommunications equipment, facilities, systems and all related accessories, any heating, ventilating and air-conditioning equipment which is not part of or linked to the Building system, all computer equipment (including without limitation, server and network closets, servers, desktops, network equipment and facilities, monitors, printers, and fax machines), all security equipment and systems (including cameras, recorders and related accessories), in each case which is not linked into the Building systems, all video, audio and multi-media equipment and systems, and certain other “built-in”

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electronic equipment and facilities, in each case which is not linked into the Building systems but for greater certainty, shall not include:

(a)	heating, ventilating or air conditioning systems, facilities and equipment in or serving the Premises, which are part of the Building system;

(b)	floor covering affixed to the floor of the Premises;

(c)	building standard light fixtures;

(d)	internal stairways and doors; and,

(e)	any fixtures, facilities, equipment or installations installed by or at the expense of the Landlord pursuant to this Lease or otherwise.

52.	“Transfer” means an assignment of this Lease in whole or in part, a sublease of all or any part of the Premises (whether by the Tenant or by a subtenant), any transaction whereby the rights of the Tenant under this Lease or the rights of any subtenant to the Premises or any part thereof are transferred to another, any transaction by which any right of use or occupancy of all or any part of the Premises is conferred upon anyone, any mortgage, charge or encumbrance of this Lease or the Premises or any part thereof or other arrangement under which either this Lease or the Premises become security for any indebtedness or other obligations and includes any transaction or occurrence whatsoever (including, but not limited to, expropriation, receivership proceedings, seizure by legal process and transfer by operation of law), which has changed or might change the identity of the Persons having lawful use or occupancy of any part of the Premises or which creates a security interest in any part of the Premises, including without limitation, any of the Leasehold Improvements.

53.	“Transferee” means the Person or Persons to whom a Transfer is or is to be made.

54.	“Trigger Event” means any one of the following circumstances having occurred:

(a)	the Tenant shall cease to employ more than five hundred (500) full-time or part-time employees;

(b)	the Tenant’s Revenues shall be less than Thirty Million Dollars (Cdn $30,000,000); and

(c)	if less than 51% of any class of shares in the capital of the Tenant shall cease to be owned by the Indemnifier.

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SCHEDULE “D” — RULES AND REGULATIONS

1. Life Safety

(a)	The Tenant shall not do or permit anything to be done in the Premises, or bring or keep anything therein which may damage the Complex or which will in any way increase the risk of fire or the rate of fire insurance on the Building or on property kept therein, or obstruct or interfere with the rights of other tenants or in any way injure or annoy them or the Landlord, or violate or act at variance with the laws relating to fires or with regulations of the Fire Department, or with any insurance upon the Lands or Building or in any part thereof, or violate or act in conflict with any statutes, rules and ordinances governing health standards or with any other statute or municipal by-law.

(b)	No inflammable oils or other inflammable, dangerous or explosive materials save those approved in writing by the Landlord’s insurers shall be kept or permitted to be kept in the Premises.

2.	Security

(a)	The Landlord shall permit the Tenant and the Tenant’s employees and all Persons lawfully requiring communication with them to have the use, during Normal Business Hours in common with others entitled thereto, of the main entrance and the stairways, corridors, elevators, escalators, or other mechanical means of access leading to the Building and the Premises. At times other than during Normal Business Hours the Tenant and the employees of the Tenant shall have access to the Building and to the Premises only in accordance with the Rules and Regulations and shall be required to satisfactorily identify themselves and to register in any book which may at the Landlord’s option be kept by the Landlord for such purpose. If identification is not satisfactory, the Landlord is entitled to prevent the Tenant or the Tenant’s employees or other Persons lawfully requiring communication with the Tenant from having access to the Building and to the Premises. In addition, the Landlord is not required to open the door to the Premises for the purpose of permitting entry therein to any Person not having a key to the Premises. Each tenant shall be responsible for all persons authorized to have access to the Building and shall be liable to the Landlord for all their acts while in the Building. When security service is in effect during non-business hours entrances, deliveries and exits shall be made via designated entrances and the Landlord may require all persons to sign a register on entering and leaving the Building;

(b)	The Tenant shall not place or cause to be placed any additional locks or bolts of any kind upon any doors or windows of the Premises without the approval of the Landlord nor shall any changes whatsoever be made to existing locks or the mechanics thereof, except by Landlord, at its option. Two keys shall be supplied to the Tenant for each entrance door to the Premises and all locks shall be Building standard to permit access by the Landlord’s master key. If additional keys are required, they must be obtained from the Landlord at the cost of the Tenant. Keys or other means of access for entrance doors to the Building will not be issued without the written authority of the Landlord. The Tenant will lock all entrance doors in the Premises and close all windows when not in use. If without the Landlord’s consent, the Tenant installs any locks incompatible with the building master locking system:

(A) the Landlord, without abatement of Rent, shall be relieved of any obligation under this Lease to provide any service to the affected area which requires access thereto;

(B) the Tenant shall indemnify the Landlord against any expense as a result of forced entry thereto which may be required in an emergency; and

(C) the Tenant shall, at the end of the Term and in any event upon the Landlord’s request, remove such locks at the Tenant’s expense.

3.	Housekeeping

(a)	The Tenant shall permit window cleaners to clean the windows of the Premises during Normal Business Hours and will keep the inside of all glass in the doors and windows of the Premises clean.

(b)	The Tenant shall not place any debris, garbage, trash or refuse or permit same to be placed or left in or upon any part of the Lands or Building outside of the Premises, other than in a location provided by the Landlord specifically for such purposes, and the Tenant shall not allow any undue accumulation of any debris, garbage, trash or refuse in or outside of the Premises. If the Tenant uses perishable articles or generates wet garbage, the Tenant shall provide refrigerated storage facilities suitable to the Landlord. When required by a governmental authority having jurisdiction, the Tenant shall provide, within the Premises, facilities or accommodation for garbage and waste and its disposal and pick-up, as required.

(c)	The Tenant shall not place or maintain any supplies, or other articles in any vestibule or entry of the Premises, on the adjacent footwalks or elsewhere on the exterior of the Premises or elsewhere on the Lands or Building.

(c)	The sidewalks, entrances, passages, escalators, elevators and staircases shall not be obstructed or used by the Tenant, its agents, servants, contractors, invitees or employees for any purpose other than ingress to and egress from the Premises and the Building. The Landlord reserves entire control of all parts of the Lands and Building employed for the common benefit of the tenants and without restricting the generality of the foregoing, the sidewalks, entrances, corridors and passages not within the Premises, washrooms, lavatories, air conditioning closets, fan rooms, janitor’s closets, electrical closets and other closets, stairs, escalators, elevator shafts, flues, stacks, pipe shafts and ducts and shall have the right to place such signs and appliances therein, as it deems advisable, provided that ingress to and egress from the Premises is not unduly impaired thereby.

(d)	The Tenant will not permit the parking of delivery vehicles so as to interfere with the use of any driveway, walkway, parking area, mall or other facilities in the Building.

(e)	The Tenant shall not cause or permit: any waste or damage to the Premises; any overloading of the floors or the utility, electrical or mechanical facilities of the Premises; any nuisance in the Premises; or any use or manner of use causing a hazard or annoyance to other occupants of the Building or to the Landlord.

4.	Receiving, Shipping, Movement of Articles

(a)	The Tenant shall not receive, load, unload or ship articles of any kind except through facilities and designated doors and at hours designated by the Landlord from time to time and under the supervision of the Landlord. The Tenant shall promptly pay or cause to be paid to the Landlord the cost of repairing to the satisfaction of the Landlord any damage in the Building caused by any person making such deliveries.

(b)	Hand trucks, carryalls or similar appliances shall only be used in the Building with the consent of the Landlord and shall be equipped with rubber tires, slide guards and such other safeguards as the Landlord requires.

(c)	The Tenant, its agents, servants, contractors, invitees or employees, shall not bring in or take out, position, construct, install or move any safe, business machinery or other heavy machinery or equipment or anything liable to injure or destroy any part of the Building, including the Premises, without first obtaining the consent in writing of the Landlord. In giving such consent, the Landlord shall have the right in its sole discretion, to prescribe the weight permitted and the position thereof, the use and design of planks, skids or platforms, and to distribute the weight thereof. All damage done to the Building, including the Premises, by moving or using any such heavy equipment or other office equipment or furniture shall be repaired at the expense of the

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Tenant. The moving of all heavy equipment or other office furniture shall occur only by prior arrangement with the Landlord. The cost of such moving shall be paid by the Tenant. Safes and other heavy office equipment and machinery shall be moved through the halls and corridors only in a manner expressly approved by the Landlord. No freight or bulky matter of any description will be received into any part of the Building, including the Premises, or carried in the elevators except during hours approved by the Landlord.

5.	Prevention of Injury to Premises

(a)	It shall be the duty of the Tenant to assist and co-operate with the Landlord in preventing injury to the Premises.

(b)	The Tenant shall not deface or mark any part of the Building, including the Premises, and shall not drive nails, spikes, hooks or screws into the walls, floors, ceilings or woodwork of any part of the Building, including the Premises, or bore, drill or cut into the walls, floors, ceilings or woodwork of any part of the Building including the Premises, in any manner or for any reason. Notwithstanding the foregoing, the Tenant shall be entitled to hang pictures within the Premises.

(c)	If the Tenant desires telegraphic or telephonic connections, the Landlord, in its sole discretion, may direct the electricians as to where and how the wires are to be introduced. No gas pipe or electric wire will be permitted which has not been ordered or authorized by the Landlord. No outside antenna of any nature shall be allowed on any part of the Premises without authorization in writing by the Landlord.

6.	Windows

Except for the proper use of Landlord approved blinds and drapes (which the Tenant shall be required to provide in accordance with the Building standard), the Tenant shall not cover, obstruct or affix any object or material to any of the skylights and windows that reflect or admit light into any part of the Building, including, without limiting the generality of the foregoing, the application of solar films.

The Tenant will use all reasonable efforts to cause all windows and all sun control units on all windows exposed to the sun in the Premises to be kept closed at all times when the air conditioning system of the Building is in operation and will abide by all reasonable rules and regulations which the Landlord may from time to time find necessary to make for the proper and efficient operation thereof.

7.	Washrooms

(a)	The Landlord shall permit the Tenant and the employees of the Tenant in common with others entitled thereto, to use the washrooms on the floor of the Building on which the Premises are situated or, in lieu thereof, those washrooms designated by the Landlord, save and except when the general water supply may be turned off from the public main or at such other times when repair and maintenance undertaken by the Landlord shall necessitate the non-use of the facilities.

(b)	The water closets and other apparatus shall not be used for any purposes other than those for which they were intended, and no sweepings, rubbish, rags, ashes or other substances shall be thrown into them. Any damage resulting from misuse shall be borne by the Tenant by whom or by whose agents, servants, invitees, or employees such damage is caused.

(c)	The Tenant shall not be permitted to change any of the specifications or designs relating to the washrooms.

8.	Use of Premises

(a)	No one shall use the Premises for sleeping apartments, lodging or residential purposes, or for the storage of personal effects or articles other than those required for business purposes, or for any illegal purpose.

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(b)	No cooking or heating of any foods or liquids (other than the heating of water or coffee in coffee makers or kettles or heating by microwave ovens, stoves, toasters or toaster ovens) shall be permitted in the Premises without the written consent of the Landlord, which consent will not be unreasonably withheld or delayed. For greater certainty, the Tenant shall be entitled to have dishwashers at the Premises.

(c)	The Tenant shall not install or permit the installation or use of any machine dispensing goods for sale in the Premises or the Building (other than food and drink dispensing machines for the use of the Tenant’s employees) or rendering services or providing, however operated, entertainment or permit the delivery of any food or beverage to the Premises (other than the serving of prepared catered foods) without the written approval of the Landlord or in contravention of the Rules and Regulations.

(d)	The Tenant shall not permit or allow any odours, vapours, steam, water, vibrations, noises or other undesirable effects to emanate from the Premises or any equipment or installation therein which, in the Landlord’s opinion, are objectionable or cause any interference with the safety, comfort or convenience of the Building to the Landlord or the occupants and tenants thereof or their agents, servants, invitees or employees.

9.	Canvassing, Soliciting, Peddling

Canvassing, soliciting and peddling in or about the Lands and Building are prohibited.

10.	Bicycles

No bicycles or other vehicles shall be brought within any part of the Lands or Building other than to the locations identified by the Landlord within the Parking Facilities without the consent of the Landlord.

11.	Animals and Birds

No animals or birds shall be brought into any part of the Lands or Building without the consent of the Landlord.

12.	Signs and Advertising

The Tenant shall not paint, affix, display or cause to be painted, affixed or displayed, any sign, picture, advertisement, notice, lettering or decoration on any part of the outside of the Building or in the interior of the Premises which is visible from the outside of the Building. The Landlord will prescribe a uniform pattern and location of identification signs for tenants to be placed on the outside of (or beside, as the case may be) the interior door leading to the Premises shall be: (i) installed by the Landlord at the Tenant’s sole cost and expense; (ii) consistent with the uniform pattern, size and design prescribed by the Landlord; (iii) the property of the Landlord and shall be maintained by the Landlord throughout the Term at the Tenant’s sole cost and expense; and (iv) removed by the Landlord (or, at the Landlord’s option, by the Tenant) at the sole cost and expense of the Tenant. All damage caused by the removal of such sign shall be promptly repaired by the party that removed the sign, at the Tenant’s sole cost and expense. The Tenant’s obligation to observe and perform this covenant shall survive the expiration of the Term or earlier termination of the Lease.

13.	Directory Board

The Tenant shall be entitled at its expense to have its name shown upon the directory board in the main lobby of the Building and in the elevator lobby on the floor on which the Premises are located (if the Premises are located on a multi-tenant floor). The Landlord shall design the style of such identification and shall determine the number of spaces available on the directory board(s) for each tenant. The directory board(s) shall be located in an area designated by the Landlord.

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14.	Smoking

The Tenant acknowledges and agrees that the Landlord shall have the right to designate non-smoking areas in any portion of the Building and the Complex, including the Premises.

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SCHEDULE “E” — INDEMNITY AGREEMENT

THIS INDEMNITY is dated the 6th day of December, 2002.

B E T W E E N :

ONTREA INC.
(the “Landlord”)

OF THE FIRST PART

- and -

ELECTRONIC ARTS, INC.
(the “Indemnifier”)

OF THE SECOND PART

In order to induce the Landlord to enter into the Lease (the “Lease”) dated the 7th day of October, 2002, and made between the Landlord and Electronic Arts (Canada), Inc. as Tenant and for other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, the Indemnifier hereby makes the following indemnity and agreement (the “Indemnity”) with and in favour of the Landlord:

1.	(a)	The Indemnifier hereby agrees with the Landlord that at all times during the Term of the Lease and any extensions or renewals thereof or overholding by the Tenant under the Lease, it will (i) after any default by the Tenant under the Lease, make the due and punctual payment of all Rent, monies, charges and other amounts of any kind whatsoever payable under the Lease by the Tenant whether to the Landlord or otherwise; (ii) effect prompt and complete performance and observance of all and singular the terms, covenants and conditions contained in the Lease on the part of the Tenant to be kept, observed and performed; and (iii) indemnify and save harmless the Landlord from any loss, costs or damages arising out of any failure by the Tenant and the Indemnifier to pay the aforesaid Rent, monies, charges and other amounts of any kind whatsoever payable under the Lease or resulting from any failure by the Tenant and the Indemnifier to observe or perform any of the terms, covenants and conditions contained in the Lease.

	(b)	The Indemnifier’s covenants and obligations set out in paragraph (a) above will not be affected by any disaffirmance, disclaimer, repudiation, rejection, termination or unenforceability of the Lease by any Person other than the Landlord, or by any other event or occurrence which would have the effect at law of terminating any obligations of the Tenant prior to the termination of the Lease whether pursuant to court proceedings or otherwise and no surrender of the Lease to which the Landlord has not provided its written consent (all of which are referred to collectively and individually in this Indemnity as an “Unexpected Termination”), and the occurrence of any such Unexpected Termination shall not reduce the period of time in which the Indemnifier’s covenants and obligations hereunder apply, which period of time includes, for greater certainty, that part of the Term of the Lease and any extensions or renewals thereof which would have followed had the Unexpected Termination not occurred.

2.	This Indemnity is absolute, unconditional and irrevocable and the obligations of the Indemnifier and the rights of the Landlord under this Indemnity shall not be prejudiced, waived, released, discharged, mitigated, impaired or affected by (a) any extension of time, indulgences or modifications which the Landlord extends to or makes with the Tenant in respect of the performance of any of the obligations of the Tenant (or any other obligated Person) under the Lease; (b) any waiver by or failure of the Landlord to enforce any of the terms, covenants and conditions contained in the Lease; (c) any Transfer under Article VIII of the Lease by the Tenant or by any trustee, receiver, liquidator or any other Person; (d) any consent which the Landlord gives to any such Transfer; (e) any amendment to the Lease or any waiver by the Tenant of any of its rights under the Lease; (f) the expiration of the Term; or (g) any Unexpected Termination (as that term is defined in Section 1(b) above). The obligations of the Indemnifier are as primary obligor and not as a guarantor of the Tenant’s obligations.

3.	The Indemnifier hereby expressly waives notice of the acceptance of this Indemnity and all notice of non-performance, non-payment or non-observance on the part of the Tenant of the terms, covenants and conditions in the Lease. Notwithstanding the foregoing but without prejudicing the foregoing, any notice which the Landlord desires to give to the Indemnifier shall be sufficiently given if delivered to the Indemnifier, or, if mailed, by prepaid registered mail addressed to the Indemnifier at the Premises, or, at the Landlord’s option, at the address, if any, set forth above and every such notice is deemed to have been given upon the day it was delivered, or if mailed, forty-eight (48) hours after the date it was mailed. Despite what is stated above, the Indemnifier acknowledges that if its address is stipulated as a post office box or rural route number, then notice will be considered to have been sufficiently given to the Indemnifier if delivered or sent by registered mail to the Premises or, where notice cannot be given in person upon the Premises, by posting the notice upon the Premises. The Indemnifier may designate by notice in writing a substitute address for that set forth above and thereafter notice shall be directed to such substitute address. If two or more Persons are named as Indemnifier, such notice given hereunder or under the Lease shall be deemed sufficiently given to all such Persons if delivered or mailed in the foregoing manner to any one of such Persons.

4.	If an Event of Default has occurred under the Lease or a default under this Indemnity, the Indemnifier waives any right to require the Landlord to (a) proceed against the Tenant or pursue any rights or remedies against the Tenant with respect to the Lease; (b) proceed against or exhaust any security of the Tenant held by the Landlord; or (c) pursue any other remedy whatsoever in the Landlord’s power. The Landlord has the right to enforce this Indemnity regardless of the acceptance of additional security from the Tenant and regardless of any release or discharge of the Tenant by the Landlord or by others or by operation of any law.

5.	Without limiting the generality of the foregoing, the liability of the Indemnifier under this Indemnity is not and is not deemed to have been waived, released, discharged, impaired or affected by reason of the release or discharge of the Tenant in any receivership, bankruptcy, winding-up or other creditors’ proceedings or any Unexpected Termination (as that term is defined in Section 1(b) above) and shall continue with respect to the periods prior thereto and thereafter, for and with respect to the Term as if an Unexpected Termination or any receivership, bankruptcy, wind-up or other creditors’ proceedings had not occurred, and in furtherance hereof, the Indemnifier agrees, upon any such Unexpected Termination or any receivership, bankruptcy, wind-up or other creditors’ proceedings, that the Indemnifier shall, at the option of the Landlord, exercisable at any time after such Unexpected Termination or any receivership, bankruptcy, wind-up or other creditors’ proceedings, become the Tenant of the Landlord upon the same terms and conditions as are contained in the Lease, applied mutatis mutandis. The liability of the Indemnifier shall not be affected by any failure of the Landlord to exercise this option, nor by any repossession of the Premises by the Landlord provided, however, that the net payments received by the Landlord after deducting all costs and expenses of repossessing and reletting the Premises shall be credited from time to time by the Landlord against the indebtedness of the Indemnifier hereunder and the Indemnifier shall pay any balance owing to the Landlord from time to time immediately upon demand.

6.	No action or proceedings brought or instituted under this Indemnity and no recovery in pursuance thereof shall be a bar or defence to any further action or proceeding which may be brought under this Indemnity by reason of any further default or default hereunder or in the performance and observance of the terms, covenants and conditions contained in the Lease.

7.	No modification of this Indemnity shall be effective unless it is in writing and is executed by both the Indemnifier and two authorized representatives of the Landlord.

8.	The Indemnifier shall, without limiting the generality of the foregoing, be bound by this Indemnity in the same manner as though the Indemnifier were the Tenant named in the Lease.

9.	If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) execute this Indemnity as Indemnifier, the liability of each such individual, corporation, partnership or other business association hereunder is joint and several. In like manner, if the Indemnifier named in this Indemnity is a partnership or other business association, the members of which are by virtue of statutory or general law, subject to personal liability, the liability of each such member is joint and several.

10.	All of the terms, covenants and conditions of this Indemnity extend to and are binding upon the Indemnifier, his, her or its heirs, executors, administrators, successors and assigns, as the case may be, and enure to the benefit of and may be enforced by the Landlord, the owner or owners from time to time (other than the Landlord) of the freehold or leasehold title of the Building and any Mortgagee.

11.	The expressions “Building”, “Event of Default”, “Landlord”, “Tenant”, “Rent”, “Term”, and “Premises” and other terms or expressions where used in this Indemnity, respectively, have the same meaning as in the Lease.

12.	The use of words in the singular or plural, or with a particular gender, shall not limit the scope or exclude the application of any provision of this Indemnity to such person or persons or circumstances as the context otherwise permits.

13.	The undersigned, as Indemnifier, hereby represents and warrants to and covenants and agrees with the Landlord that:

(a)	notwithstanding the foregoing or any performance in whole or in part by the Indemnifier of the covenants of this Indemnity, the Indemnifier shall not, except at the option of the Landlord, have any entitlement to occupy the Premises or otherwise enjoy the benefits of the Tenant under this Lease;

(b)	the Indemnifier has full power and authority to enter into this Indemnity and to perform the Indemnifier’s obligations contained herein;

(c)	this Indemnity is valid and binding upon the Indemnifier and enforceable against the Indemnifier in accordance with its terms; and

(d)	in entering into this Indemnity the Indemnifier, if a corporation, is not contravening any provisions of the Company Act or the Business Corporations Act of the province in which the Building is located or the Canada Business Corporations Act, as the case may be, as these Acts may be amended from time to time, or any statute that replaces or supersedes those Acts.

14.	If a part of this Indemnity or the application of it to any Person hereunder or circumstance is to any extent held or rendered invalid, unenforceable or illegal, that part:

(a)	is independent of the remainder of this Indemnity and is severable from it, and its invalidity, unenforceability or illegality does not affect, impair or invalidate the remainder of this Agreement; and

(b)	continues to be applicable to and enforceable to the fullest extent permitted by law against any Person hereunder and circumstance, except those as to which it has been held or rendered invalid, unenforceable or illegal.

15.	The Indemnifier agrees to execute such further assurances in connection with this Indemnity as the Landlord may reasonably require.

16.	This Indemnity shall be construed in accordance with the laws of the Province in which the Building is located.

17.	This Indemnity is the sole agreement between the Landlord and the Indemnifier relating to the indemnity and there are no other written or verbal agreements or representations relating thereto. This Agreement may not be amended except in writing and signed by the Indemnifier and two authorized representatives of the Landlord.

18.	If the Indemnifier is a corporation, the Indemnifier confirms and agrees that this Indemnity has been executed by its authorized signatories and that if only one signatory has signed this Indemnity, the Indemnifier is authorized by its articles of incorporation or other constating documents to execute indemnities by such sole authorized signatory and if this Indemnity is not executed under seal by the Indemnifier, the Indemnifier is authorized by its articles of incorporation or other constating documents to execute indemnities without a seal.

19.	Wherever in this Indemnity reference is made to either the Landlord or the Tenant, the reference is deemed to apply also to the heirs, executors, administrators, successors and assigns of the Landlord and the heirs, executors, administrators, permitted successors, and permitted assigns of the Tenant. Any assignment by the Landlord of any of its interests in the Lease operates automatically as an assignment to such assignee of the benefit of this Indemnity.

20.	Notwithstanding anything else herein contained to the contrary, the Landlord shall, subject to Section 1(b) hereof, not make a demand on the Indemnifier for any payment hereunder until a Trigger Event (as defined in the Lease) and a default under the Lease has occurred.

21.	“Trigger Event” means any one of the following circumstances having occurred:

(a)	the Tenant shall cease to employ more than five hundred (500) full-time or part-time employees;

(b)	the Tenant’s Revenues shall be less than Thirty Million Dollars (Cdn $30,000,000); and

(c)	if less than 51% of any class of shares in the capital of the Tenant shall cease to be owned by the Indemnifier

IN WITNESS WHEREOF the Landlord and the Indemnifier have signed and sealed this Indemnity.

SIGNED, SEALED AND DELIVERED	)	ONTREA INC.
in the presence of:	)
	)	Per:	/s/John. M. Sullivan
)
	)		Authorized Signature
)
	)	Per:

	)		Authorized Signature
)
	)	I/We have authority to bind the corporation.
)
	)	ELECTRONIC ARTS, INC.
)
	)	Per:	/s/ David L. Carbone
)
	)		Authorized Signature
)
	)	Per:

	)		Authorized Signature
)
	)	I/We have authority to bind the corporation.
)

SCHEDULE “F” — SPECIAL PROVISIONS

1.	Moving Allowance

Provided the Tenant is Electronic Arts (Canada), Inc. or any Permitted Transferee and is not in default under the terms of the Lease, the Landlord will provide the Tenant with a moving allowance (the “Moving Allowance”) of $5.00 per square foot of Rentable Area of the Premises, plus all applicable goods and services taxes. The Moving Allowance will be paid to the Tenant on the earlier of: (i) the Tenant having commenced to carry on its business from the Premises, or from any portion thereof; and (ii) the Commencement Date.

2.	Signage

Provided that the Tenant has under lease no less than three (3) full floors in the Building and subject to obtaining the prior written approval of the Landlord to any such signage, which approval shall not be unreasonably withheld or delayed, the Tenant shall have the right during the Term and any renewal thereof to have signage at three of the following four locations (the “Signage Options”): (i) place exterior podium signage at the base of the Building adjacent to the entrance; (ii) subject to obtaining the approval of PricewaterhouseCoopers, Building top signage (2 sides); (iii) subject to obtaining the approval of PricewaterhouseCoopers (“PWC”), a lit sign projecting onto the sidewalk outside the Building; and (iv) one sign on the Building (not including Building top signage pursuant to item (ii) above) or on a podium facing the plaza. It is understood “Signage Options” (i) and (iv) do not require the approval of PWC. The Tenant shall notify the Landlord which three Signage Options it elects to pursue within 30 days of execution of this Lease by the parties. The Landlord agrees that if a Signage Option is unavailable as a result of the inability of the Landlord to obtain PWC’s approval thereto (to the extent required) or the necessary municipal approvals, the Tenant shall be entitled to select another signage option in a location to be agreed upon by the Landlord and the Tenant, both acting reasonably, it being acknowledged that any such signage option will be subject to any existing signage rights of PWC. For greater certainty, if PWC does not consent to the Signage Options described in clauses (ii) and (iii) above, the only Signage Options the Tenant shall be entitled to are those Signage Options set out in clauses (i) and (iv) above and, in addition, the Tenant shall be entitled, subject to obtaining all municipal approvals, another signage option in a location to be agreed upon by the Landlord and the Tenant, both acting reasonably. The Tenant shall also be entitled to have customized elevator buttons for each floor leased and up to seven (7) listings on the directory board signage. All signage will utilize the name “Electronic Arts” or it’s abbreviated symbols. All such signage shall comply with the Landlord’s design criteria for the Building and all local municipal requirements and approvals. The signage shall be installed and maintained at the Tenant’s sole cost and expense. At the expiry or early termination of the Lease term, the signage shall at the Tenant’s expense, be removed by either the Tenant or the Landlord, at the Landlord’s option, and any damage caused to the Building and/or the Lands by such removal shall be the responsibility of the Tenant.

3.	Amenity Space

The Landlord shall confirm that the following services/amenities are available to the Tenant and its staff in the Complex at no charge (unless otherwise provided for herein) during the Term or any renewals thereof:

(i)	Common area conference room; and

(ii)	Fitness Centre.

4.	Right of First Offer

Provided the Tenant is Electronic Arts (Canada), Inc. or any Permitted Transferee and the Tenant is not then in default under the Lease, and subject to existing rights as of the date hereof of other tenants in the Building under their respective leases, the Tenant shall have an ongoing right of first offer at any time during the Term or any extension of the Term to lease any space which becomes vacant and available for lease in the Building.

If and when the space becomes vacant and available for lease, the Landlord shall, subject to the foregoing, deliver to the Tenant a written notice, indicating the date when the space designated therein (the “Designated Space”) shall be available for occupancy by the Tenant (the “Designated Date”) and offer to lease the Designated Space to the Tenant on the same terms and conditions as this Lease save and except that: (i) the basic rent, any tenant allowances, tenant inducements and rent free periods (taking into account the time remaining on the balance of the Term) shall be at the then prevailing market terms for similar quality space in similar quality buildings; and (ii) the expiry date shall be co-terminous with the expiry date hereunder for the balance of the Premises. If the Tenant elects to lease the Designated Space as aforesaid, the Tenant shall deliver written notice to the Landlord of its intention to do so within five (5) Business Days of receipt of the Landlord’s notice. The parties hereto shall enter into a lease amending agreement for the Designated Space on the same terms as the Lease subject to the foregoing exceptions. If the parties cannot agree on any of the fair market rent, tenant allowances, tenant inducements and/or rent free periods, such matter shall be determined by arbitration in accordance with the Commercial Arbitration Act of British Columbia.

5.	Termination Right

Provided that the Tenant is Electronic Arts (Canada), Inc. or any Permitted Transferee and is not then in default under the terms of the Lease, the Tenant will have the right to terminate this Lease effective on or after the 5th anniversary of the Commencement Date by providing the Landlord with a minimum of twelve (12) months prior written notice (the “Termination Notice”). The Tenant will pay to the Landlord, within thirty (30) days prior to the date of termination, the unamortized portion (as at the effective date of such termination) of the Allowance, Moving Allowance, brokerage fees in respect of this Lease transaction, and all other costs and expenses directly or indirectly incurred by the Landlord in connection with the Lease Takeover (less any sublease rent received), based on a 9% per annum interest rate.

6.	Rights to Extend

Provided that:

(i)	Electronic Arts (Canada), Inc., or any Permitted Transferee, has, at all times during the initial Term and any Extended Term, leased the Premises;

(ii)	the Tenant has given written notice to the Landlord not less than nine (9) months prior to the expiration of the initial Term (or the current Extended Term, as applicable) of its intention to exercise its within right to extend the Term and in such written notice identifies the particular premises to which its right to extend relates; and

(iii)	the Tenant is not in default under this Lease at the date of its exercise of the particular right to extend,

then subject to the provisions hereinafter set out, the Tenant shall have the right to extend the Term of this Lease as it pertains to all or a portion of the Premises and any additional premises leased by the Tenant for two (2) periods of five (5) years (each such extension period being referred to as an “Extended Term”). The following terms shall apply

(1)	each such Extended Term shall commence on the expiration of the initial Term or the then current Extended Term in effect for the Premises, as applicable, and this Lease and all of its terms shall continue in full force and effect during such Extended Term in relation to the Premises, except as otherwise modified expressly below;

(2)	any inducements (including rent-free periods or fixturing periods), leasehold improvement allowances or other payments payable to the Tenant shall be at the prevailing market terms;

(3)	the Tenant will accept the Premises in an “as is” condition with no work to be performed by the Landlord unless otherwise agreed to by the parties;

(4)	the Tenant shall not have any further right to extend the Term following the exercise, if any, of its second right to extend set out above;

(5)	during each Extended Term, Net Rent for the Premises shall be the fair market Net Rent, calculated on a net effective basis, as agreed to between the parties at the date (the

“Calculation Date”) which is three (3) months prior to the expiration of the initial Term or the then current Extended Term (as applicable) for similarly improved premises of similar size, quality and location in buildings of a similar size, quality and location in the City of Vancouver and, for greater certainty, in determining the net effective fair market Net Rent, account shall be taken of the existence of any inducements or leasehold improvement allowances or other payments payable by the Landlord to the Tenant. Failing agreement by the 30th day prior to the commencement of any renewal term Net Rent shall be determined by a single arbitrator under the Commercial Arbitration Act of British Columbia;

(6)	the Landlord and the Tenant will execute and deliver a lease extension agreement (in form satisfactory to the Tenant and its solicitors, each acting reasonably) in order to confirm the terms of the foregoing extensions, but the Tenant shall be deemed to have exercised its right to extend on the terms referred to herein whether or not such extension agreement is executed and delivered; and

(7)	if the Tenant fails to provide written notice to the Landlord of its intention to exercise its right to extend in accordance with paragraph (ii) above, then the within rights to extend shall then be null and void and of no further force or effect in their entirety.

7.	Lease Takeover

The Landlord acknowledges that the Tenant’s wholly-owned subsidiary, Black Box Games Ltd., presently operates the business operations to be relocated to the Premises demised by this Lease in certain premises (the “Existing Premises”) comprising the 20th floor in the building municipally known as 505 Burrard Street, Vancouver, British Columbia pursuant to a lease dated April 25, 2001 (the Tenant’s “Existing Lease”), between Black Box Games Ltd., as tenant, and Bentall Properties Ltd. and the Great-West Life Assurance Company (collectively, the “505 Landlord”), as landlord. As an inducement to enter into this Lease, the Landlord covenants and agrees with the Tenant that effective the Takeover Date (as hereinafter defined), the Tenant shall assign (including an assumption and indemnity from the Landlord for matters arising after the date of assignment and the indemnity from the Tenant with respect to matters arising prior to date of the assignment) the Existing Lease to the Landlord (the “Lease Takeover”).

The “Takeover Date” means the date upon which the last of the following shall have occurred:

(i)	the date of execution and delivery of this Lease by the Tenant;

(ii)	the date of occupancy by the Tenant of the Premises and the commencement of the conduct of business therefrom; and

(iii)	the Commencement Date.

The Tenant represents and warrants that it has delivered to the Landlord a true copy of the Existing Lease which sets forth all of its rights and obligations with respect to the Existing Premises and which is in full force and effect and unamended and in good standing. The term of the Existing Lease expires on August 31, 2007, and the current base rent is $223,326.00 per annum and the current estimated monthly additional rent for 2002 is $14.42 per square foot. The Tenant agrees to use reasonable commercial efforts to obtain from the 505 Landlord an estoppel certificate (the “Estoppel Certificate”) certifying as to all of the foregoing by no later than the Takeover Date.

The Tenant shall vacate the Existing Premises on or before the Takeover Date and shall leave them in good repair in the condition required by the Existing Lease.

8.	APPROVALS

Unless otherwise expressly provided herein to the contrary, all approvals required hereunder by the Tenant from the Landlord shall not be unreasonably withheld or delayed by the Landlord.

9.	GOODS AND SERVICES TAX

All amounts referred to in this lease are quoted prior to inclusion of goods and services taxes.

10.	CONFIDENTIALITY

The Landlord and the Tenant will use all reasonable commercial efforts to keep confidential, and to cause its employees, officers, agents, contractors and consultants to keep confidential, the terms and conditions of this Lease and, in connection with the Landlord, all financial information with respect to the Tenant and its business. Notwithstanding the foregoing, the Landlord shall be entitled to disclose such information in connection with any financing or sale of the Building or of any other portion of the Complex.